Exhibit 4.54

Guangzhou Ping An Consumption Equity Investment Partnership (Limited Partnership)

Partnership Agreement

Contract No.:

Date: January, 2022

Tables of Contents

Representations and Warranties of the Fund Manager		3

Representations and Warranties of the Investors		4

1	Definitions	5

2	Establishment of the Partnership	10

3	Method, Amount and Term of Capital Contribution	13

4	Limited Partners	22

5	General Partner (Executive Partner) and Fund Manager	23

6	Partnership Expenses	29

7	Investment Business	34

8	Partners’ Meeting	47

9	Distributions and Losses Allocation	49

10	Representations and Warranties	55

11	Accounting, Reporting, Accounts and Valuation	57

12	Equity Transfer	61

13	Withdraw from the Partnership	62

14	Inheritance or Succession	65

15	Liabilities	66

16	Governing Law and Dispute Resolution	66

17	Dissolution and Liquidation	67

18	Miscellaneous	68

Schedule I Partners and Capital Commitments		77

Schedule II Notice Information of the Partnership, the Partners and the Fund Manager		1

Representations and Warranties of the Fund Manager

The Fund Manager of Guangzhou Ping An Consumption Equity Investment Partnership (Limited Partnership) (the “Partnership”) hereby represents and warrants to the investors as follows:

Ping An Capital Co., Ltd. serves as the Fund Manager of the Partnership and has been registered as a private fund manager numbered P1065097 with the Asset Management Association of China (“AMAC”) prior to fundraising. The Fund Manager further represents to the investors that the registration of the Fund Manager and the filing of the Partnership handled by the AMAC shall not constitute the recognition of the Fund Manager’s investment capabilities and ongoing compliance, nor the guarantee for the assets safety of the Partnership. The Fund Manager warrants that it has disclosed relevant risks to the investors prior to the execution of this Agreement and understood the investors’ risk preference, risk perception and risk tolerance. The Fund Manager undertakes to manage and operate the assets of the Partnership based on the principles of dedication to duties, good faith, and prudence and diligence, without making any promise on the profitability or minimum return of the business of the Partnership.

Fund Manager: Ping An Capital Co., Ltd. (official seal)

By Legal Representative/Authorized Representative: /s/ Authorized Representative

Representations and Warranties of the Investors

Each investor of the Partnership hereby represents and warrants to the Fund Manager as follows:

This investor is a qualified investor as defined under the Interim Measures for the Supervision and Administration of Private Investment Funds and the sources and use of the assets of this investor comply with the relevant laws and regulations of the State; this investor has fully understood all terms and contents of this Limited Partnership Agreement of Guangzhou Ping An Consumption Equity Investment Partnership (Limited Partnership) and the schedules hereto, the relevant rights and obligations hereunder, the relevant laws and regulations and the risk and return characteristics of the Partnership in which it invests, and is willing to bear the corresponding investment risks. This investor undertakes that the basic information provided to the Fund Manager with respect to investment objectives, investment preferences, investment restrictions, income status and risk tolerance, is true, complete, accurate and legal, without any major omissions or misleading information.

By signing this Agreement, this investor hereby makes the above representations and warranties on behalf of itself.

Guangzhou Ping An Consumption Equity Investment Partnership(Limited Partnership)

Limited Partnership Agreement

This Limited Partnership Agreement of Guangzhou Ping An Consumption Equity Investment Partnership (Limited Partnership) (this “Agreement”) is entered into by and among the General Partner and the Limited Partners (together with the General Partner, the “Partners” or the “Parties”) as listed in Schedule I hereto on January 4, 2022 (the “Signing Date”).

WHEREAS, the Parties intend to initiate and establish a limited partnership to engage in investment business in accordance with the provisions of the Partnership Enterprise Law (as defined below), the Securities Investment Fund Law of the People’s Republic of China, the Interim Measures for the Supervision and Administration of Private Investment Funds (Order No. 105 of the China Securities Regulatory Commission), the Measures for the Registration of Private Investment Fund Managers and Filing of Funds (for Trial Implementation), the Administrative Measures for Fund Raising (as defined below), the Private Investment Fund Contract Guidelines No. 1—Guidelines for Content and Format of Contractual Private Fund Contract, the Private Investment Fund Contract Guidelines No. 3—Guidelines for Mandatory Clauses in Partnership Agreements, the Administrative Measures for Information Disclosure of Private Investment Funds and other relevant laws and regulations and self-regulatory rules in the private investment fund industry, as well as the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the Parties agree as follows:

1 Definitions

1.1	Definitions

In this Agreement, unless the context otherwise requires, the following terms shall have the meanings set forth below:

“Agreement”	means this Limited Partnership Agreement of Guangzhou Ping An Consumption Equity Investment Partnership (Limited Partnership) and the schedules hereto, as supplemented or restated through proper procedures from time to time.

“Affiliated Enterprises”	means, with respect to the Partnership, (i) the non-individual partners of the Partnership; (ii) the Persons directly or indirectly Controlled by the non-individual partners of the Partnership; (iii) any corporation that directly or indirectly Controls the non-individual partners of the Partnership and the Persons directly or indirectly Controlled by such corporations; (iv) the Persons directly or indirectly Controlled by Affiliated Individuals; or (v) the Persons affiliated with the non-individual partners according to PRC laws; and with respect to any other Persons, any Person directly or indirectly Controlling or Controlled by such Person or any Person directly or indirectly under common Control with such Person by any third party. “Control”, “Controlled” and “Controlling” referred above shall mean the power by a Person to direct the business or personal activities of any other Person, whether through the equity interests, voting rights, contractual relationship, kinship or other relationship that is generally deemed to vest such power. A Person shall be deemed to have Control over any other Person if such Person owns fifty percent (50%) or more of the voting securities of such other Person. In addition, though the voting power directly or indirectly held by a Person in any other Person is less than fifty percent (50%), Control shall also be deemed to exist if a Person owns the voting power sufficient to impose material impact on the decision-making by any other Person, or to exercise actual control over the latter through investment relationship, agreements or other arrangements.

“Affiliated Individuals”	means, with respect to a non-natural Person, (i) such Person’s individual shareholders or partners and their parents, spouses or children aged 18 or above with civil capacity; (ii) individual shareholders, partners, directors, supervisors and senior executives of such Persons’ non-individual shareholders or partners; (iii) members and Observers of the Investment Decision-making Committee, or members of the Investment Advisory Committee of such Person; and with respect to a natural Person, such Person’s parents, spouses and children aged 18 or above with civil capacity.

“Affiliates”	means, with respect to any Person, such Person’s Affiliated Enterprises and Affiliated Individuals.

“Related Party Transactions”	means transactions between the Partnership and a Partner and/or the Fund Manager, or an Affiliate of a Partner and/or the Fund Manager, or an Affiliated Fund (as defined below) of the General Partner and/or the Fund Manager, which may cause conflicts of interests with the Partnership. For the avoidance of doubt, none of the following transactions shall constitute “Related Party Transactions” subject to restrictions under this Agreement: collection of the management fee, custodian fee and supervision fee for the special account for the settlement of funds raised from the Partnership by the Fund Manager, the Custodian Bank and the fundraising regulators; or co-investment in a Portfolio by the Co-investment LP (as defined below) and/or the Affiliated Funds and the Partnership.

“Business Day”	means any day other than statutory holidays and rest days in China.

“Partnership”	means the limited partnership established pursuant to this Agreement, i.e., Guangzhou Ping An Consumption Equity Investment Partnership (Limited Partnership) (the specific name of which shall be subject to the final approval of the competent administrative department for industry and commerce).

“Partners”	means the General Partner and the Limited Partners under this Agreement.

“General Partner” or “Executive Partner”	means the sole General Partner and Executive Partner of the Partnership at the time of the execution of this Agreement, i.e., Ping An Capital Co., Ltd..

“Limited Partners”	means the limited partners who have subscribed for the capital contributions to the Partnership, which have been accepted by the Fund Manager, and have executed and accepted this Agreement, and those who have joined the Partnership through transfer of or succession to the Partnership Interests.

“Defaulting Partner”	means a Partner who fails to perform its obligation of capital contribution and/or other obligations pursuant to this Agreement.

“PIPE”	means investment in non-publicly issued and traded ordinary shares, preferred shares that are convertible into ordinary shares, and convertible bonds of a listed company through private placement, block trade, transfer by contract or other similar methods.

“Term”	means a six (6) years’ period from the Initial Closing Date of the Partnership and any extension determined in accordance with Articles 2.8.2 and 2.8.3 or a period from the Initial Closing Date of the Partnership until the early termination of the Partnership according to Article 2.8.4.

“Initial Closing Date”	shall have the meaning ascribed to it in Article 3.2.2.

“Fund Manager”	means the institution that manages the Partnership, i.e., Ping An Capital Co., Ltd..

“Fund Manager Removal Date”	means the date on which the resolutions for the removal of the Fund Manager have been passed on a Partners’ Meeting in accordance with Article 8.1 (5).

“Portfolio”	means a project, company, enterprise, partnership enterprise, partnership or other legal or economic entity in which the Partnership directly or indirectly invests in a manner consistent with this Agreement.

Portfolio Interests Disposal	means the sale of all or part of equity interests of any Portfolio or disposal of such equity interests in other lawful forms (including, without limitation, sale on the secondary market after the listing of a Portfolio and liquidation of a Portfolio).

“Investment Cost”	means, with respect to any Portfolio, the capital contribution made by the Partnership as Investment Principal invested in such Portfolio and any payment made by the Partnership for the costs, expenses and other fees of such Portfolio, including, without limitation, the appraisal, acquisition, maintenance and disposal costs of such Portfolio and the fees of relevant intermediaries (such as attorneys, accountants and industry advisors) that have not been reimbursed by the portfolio company.

“Investment Principal”	means, with respect to any Portfolio, the capital contribution made by the Partnership to the Portfolio by directly using assets of the Partnership, which constitutes the property interests in such Portfolio, excluding any other costs, fees or expenses related to the investment in such Portfolio.

“Partnership Enterprise Law”	means the Law of the People’s Republic of China on Partnerships (amended and adopted at the 23rd Meeting of the Standing Committee of the 10th National People’s Congress of the People’s Republic of China on August 27, 2006 and effective as of June 1, 2007), as amended and interpreted by competent authorities.

“Partnership Expenses”	means the expenses borne by the Partnership on its own, including, without limitation, the expenses set forth in Article 6.1.

“Affiliated Funds”	mean, whether prior to or after the execution of this Agreement, one or more investment funds and/or other corporate or non-corporate enterprises (including RMB funds and foreign currency funds) with making investment as their principal business activities that are otherwise sponsored, raised, invested in, established by the General Partner and/or the Executive Partner and/or the Fund Manager and/or their Affiliates acting as the fund manager and/or the general partner and/or the executive partner of such entities, or invested and managed by the aforesaid entities which act as the fund manager of such entities, or that participate in the foregoing activities.

“Person”	means any individual or any company, enterprise, partnership enterprise, partnership or other legal or economic entity registered and duly existing under the PRC laws.

“Capital Commitment”	means the amount of cash contribution committed by a Partner to the Partnership in accordance with this Agreement and accepted by the Fund Manager.

“Total Capital Commitment”	means the total amount of cash contributions committed by all the Partners to the Partnership in accordance with this Agreement and accepted by the Fund Manager.

“Capital Contribution”	means the amount of cash contribution paid in by a Partner to the Partnership in accordance with this Agreement and accepted by the Fund Manager.

“Total Capital Contribution”	means the total amount of cash contributions paid in by all the Partners to the Partnership in accordance with this Agreement and accepted by the Fund Manager.

“Custodian Bank”	means a custodian bank of the Partnership selected by the Fund Manager, i.e., Ping An Bank Co., Ltd. Guangzhou Branch, which is an Affiliate of the General Partner or the Fund Manager, as of the Signing Date.

“Escrow Account”	means an account opened by the Partnership with the Custodian Bank or a general account (as determined by the Fund Manager as necessary), which is under the supervision of the Custodian Bank.

“Partnership Interests”	means the rights and interests that a Partner is entitled to in the Partnership in accordance with this Agreement. Specifically, with respect to a Limited Partner, it refers to the property shares that the Limited Partner is entitled to in the Partnership based on its Capital Contribution, including the right to recover the Investment Cost and to receive distributions; with respect to the General Partner, in addition to the above rights and interests that the General Partner is entitled to based on its Capital Contribution, the Partnership Interests also include the rights to execute the Partnership’s affairs and to receive distributions in accordance herewith.

“Portfolio Investment”	means the direct or indirect investment by the Partnership in a Portfolio in the manner as set forth in this Agreement.

“Unused Funds”	mean all the idle cash assets retained by the Partnership, including, without limitation, any cash to be invested, distributed, and reserved for payment.

“PRC” or “China”	means the People’s Republic of China, for the purpose of this Agreement, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region, and Taiwan.

“above” or “below”	as used in this Agreement with respect to a figure, shall include the given figure.

2 Establishment of the Partnership

2.1	Basis of Establishment

The Parties agree to jointly establish a limited partnership in accordance with the Partnership Enterprise Law, the Interim Measures for the Supervision and Administration of Private Investment Funds (Order No. 105 of the China Securities Regulatory Commission), the Measures for the Registration of Private Investment Fund Managers and Filing of Funds (for Trial Implementation), the Administrative Measures for Fund Raising, the Private Investment Fund Contract Guidelines No. 1—Guidelines for Content and Format of Contractual Private Fund Contract, the Private Investment Fund Contract Guidelines No. 3—Guidelines for Mandatory Clauses in Partnership Agreements, the Administrative Measures for Information Disclosure of Private Investment Funds and other relevant laws and regulations and self-regulatory rules in the private investment fund industry, as well as the terms and conditions set forth in this Agreement.

2.2	Name of the Partnership

2.2.1

The name of the Partnership shall be “Guangzhou Ping An Consumption Equity Investment Partnership (Limited Partnership)”, which shall be subject to the final approval of the competent administrative department for industry and commerce.

2.2.2

As necessary for the operation of the Partnership, the General Partner may change the name of the Partnership and, if so, shall complete the relevant registration procedures for such change. All the Partners hereby agree that the General Partner shall have the authority to execute relevant legal documents by itself and/or on behalf of the Limited Partners and complete the relevant procedures for the registration of industrial and commercial changes, and the other Partners shall provide necessary assistance upon request of the General Partner.

2.3	Principal Place of Business

2.3.1

The principal place of business of the Partnership shall be: No. 068, Room 206, Building 3, No. 62, Dachong Road, Nansha District, Guangzhou, which shall be subject to the final approval of the competent administrative department for industry and commerce.

2.3.2

As necessary for the operation of the Partnership, the General Partner may change the principal place of business of the Partnership and, if so, shall complete the relevant registration procedures for such change. All the Partners hereby agree that the General Partner shall have the authority to execute relevant legal documents by itself and/or on behalf of the Limited Partners and complete the relevant procedures for the registration of industrial and commercial registrationchanges, and the other Partners shall provide necessary assistance upon request of the General Partner.

2.4	Date of Establishment

The Partnership shall be deemed to be established on the “Establishment Date” specified in the business license of the Partnership.

2.5	Purpose and Business Scope of the Partnership

2.5.1

The Partners establish the Partnership to invest in Portfolios in the fields of consumption, healthcare, modern service and technology, high-end manufacturing, environmental protection, etc., mainly through equity investment, mergers and acquisitions, debt-to-equity investment, PIPE investment and investment in exchangeable bonds privately issued by shareholders of listed companies and other similar investments.

2.5.2

The business scope of the Partnership includes engaging in equity investment, investment management, asset management and other activities through private equity funds (provided that such business activities shall not be conducted until the completion of registration and filing procedures with the AMAC), which shall be subject to the final approval of the competent administrative department for industry and commerce.

2.5.3

As necessary for the operation of the Partnership or as required by laws and regulations, and/or the requirements of regulatory institutions and/or the registration authorities for industry and commerce, the General Partner may change the business scope of the Partnership and, if so, shall complete the relevant registration procedures for such change. All the Partners hereby agree that the General Partner shall have the authority to execute relevant legal documents by itself and/or on behalf of the Limited Partners and complete the relevant procedures for the registration of industrial and commercial changes, and the other Partners shall provide necessary assistance upon request of the General Partner.

2.6	Partners

2.6.1

The basic information of the General Partner and the Limited Partners of the Partnership is set forth in Schedule I. In case of any changes to any Partner of the Partnership during the Term, Schedule I shall be amended accordingly and the relevant registration procedures for such changes shall be completed. All the Partners hereby agree that the General Partner shall have the authority to execute relevant legal documents by itself and/or on behalf of the Limited Partners and complete the relevant procedures for the registration of industrial and commercial changes, and the other Partners shall provide necessary assistance upon request of the General Partner.

2.6.2	The General Partner (i.e., the Executive Partner), Ping An Capital Co., Ltd., is a limited liability company incorporated under the PRC laws.

2.6.3

During the Term, in the event of admission or withdrawal of any Partner or transfer of the Partnership interests by any Partner and/or occurrence of any other matters resulting in the change of the name, domicile or Capital Commitment of any Partner, the General Partner shall promptly update the Schedule I accordingly to reflect such change.

2.7	Fund Manager

2.7.1

By executing this Agreement, the Partners hereby agree to engage Ping An Capital Co., Ltd. (i.e., the General Partner and Executive Partner) as the Fund Manager of the Partnership. Ping An Capital Co., Ltd., as the Fund Manager, mainly provides services relating to fundraising and investment management to the Partnership.

2.7.2

The Fund Manager may engage lawyers, accountants, investment banks, brokers, appraisers, and other professional institutions/experts to provide services to it during the performance of its management obligations. Relevant fees shall be paid according to this Agreement. For the avoidance of doubt, if the Partnership subsequently engages any third-party advisors (including, without limitation, investment advisors and consultants, which may be the Affiliates of the Fund Manager), the relevant service fees incurred based on this Article 2.7 shall be borne by the Fund Manager; provided, however, that such fees may be deducted and withheld by the Partnership from the Management Fee payable to the Fund Manager.

2.8	Term

2.8.1

The Partnership is allowed to continue on a long-term basis as registered on its business license, which shall be subject to the final approval of the competent administrative department for industry and commerce.

2.8.2

The Term of the Partnership shall be six (6) years commencing from the Initial Closing Date. If the Partnership fails to fully exit from all the Portfolios invested by it upon the expiration of such six (6) years’ period, the Fund Manager may, at its sole discretion, extend the Term by no more than two (2) years (collectively, the “Extension Period”, and in this case, the Term shall be extended accordingly). The Term of the Partnership consists of an Investment Period and an Exit Period as set forth below:

(1) The investment period of the Partnership shall commence from the Initial Closing Date to the third (3rd) anniversary thereof (the “Investment Period”), which may be terminated according to Articles 2.8.4 and 5.11.

(2) The remaining Term after the expiration of the Investment Period shall be the exit period of the Partnership (the “Exit Period”), which shall commence from the expiration date of the Investment Period.

For the avoidance of doubt, the Term of the Partnership as extended pursuant to this Article 2.8.2 (i.e., the Investment Period and the Exit Period) shall not exceed eight (8) years in aggregate.

2.8.3

Notwithstanding the foregoing, upon the expiration of the Term as extended by the Partnership pursuant to Article 2.8.2 above, in the event the Partnership fails to fully exit from all Portfolios or holds any non-cash property and further extension of the Term is required, the Term may be further extended with approval of the Partners’ Meeting before the expiration date of Term; where such further extension period is not approved by the Partners’ Meeting pursuant to this Article 2.8.3, so long as there is any non-cash property held by the Partnership, the Fund Manager shall monetize such non-cash properties to the maximum extent (in which case, the Term shall be extended to the date on which such properties have been monetized and distributed), or to the extent practicable, make non-cash distributions to all the Partners in accordance with the applicable laws and regulations then in effect.

2.8.4	Notwithstanding Articles 2.8.2 and 2.8.3 above, the Fund Manager may, at its sole discretion, terminate the Partnership upon occurrence of any of the following events at any time during the Term:

(1)	The Partnership is unable to conduct its business in the ordinary course due to major adjustments in the financial policies of the State or force majeure events; or

(2)	The Partnership has completed its withdrawal from all Portfolios and the distribution in accordance with Article 9 hereof; or

(3)	Other circumstances that may affect the normal operation of the Partnership or, upon the reasonable judgment of the Fund Manager, prevent the Partners from maximizing their interests.

2.9	Filing of the Partnership

All the Partners agree that, if the Partnership is required to obtain approval from or complete filing procedures with the relevant authorities or the AMAC for this Agreement and/or the establishment and subsequent operation of the Partnership in accordance with the relevant laws and regulations of China, the Parties agree to authorize the Fund Manager to complete the relevant procedures and submit relevant materials on behalf of the Partnership. If any authorities and/or the AMAC has any comments to this Agreement, the Parties agree to cooperate in the execution of supplementary agreements to this Agreement or other relevant legal documents.

If the Partnership fails to complete the filing procedures with the AMAC, all the Partners agree unanimously that the General Partner or the Fund Manager shall refund the amount already paid by all the Partners (after deduction of all taxes and fees) after the date (exclusive of such date) on which the determination of such unsuccessful filing is made.

3 Method, Amount and Term of Capital Contribution

3.1	Method

3.1.1	All the Partners shall make their Capital Contributions to the Partnership in cash in RMB.

3.2	Capital Commitment

3.2.1

The Parties acknowledge that the Total Capital Commitment to the Partnership shall be determined by the Fund Manager based on the closing status of the Partnership and shall be subject to the total amount set forth in Schedule I.

3.2.2

The Fund Manager may determine and declare the completion of the initial closing of the Partnership (the date of which shall be the “Initial Closing Date”) based on status of the initial capital contributions to the Partnership, and the Partnership shall complete the relevant registration procedures for change of partners in the Partnership. Notwithstanding the foregoing, all the Partners acknowledge and agree that the Fund Manager may declare an early completion of the initial capital contribution period (as determined by the Fund Manager) as long as the target size set by the Fund Manager has been completed. In addition, if the Partnership fails to reach the initial target size set by the Fund Manager at its sole discretion upon the expiration of the initial capital contribution period, the Fund Manager may, at its sole discretion, rescind this Agreement and other legal documents in connection with any Partner’s subscription of the partner interests in the Partnership, and refund such Partner’s Capital Contribution, if any, without interest.

3.2.3

The minimum Capital Commitment of each Limited Partner to the Partnership shall be RMB*** (subject to the adjustment by the Fund Manager from time to time). As of the execution of this Agreement, the amount and ratio of the Capital Commitment of each Partner are set forth in Schedule I. In case of any change in any Partner or the amount or ratio of any Partner’s Capital Commitment during the Term, Schedule I shall be updated accordingly, and the relevant registration procedures for such change shall be completed. All the Partners unanimously agree that the General Partner shall have the authority to execute relevant legal documents by itself and/or on behalf of the Limited Partners (other than the Limited Partner undergoing the change) and complete the relevant procedures for the registration of industrial and commercial changes, and other Partners shall provide necessary assistance as required by the General Partner.

3.2.4	Subsequent Closings

(1)

All the Partners unanimously acknowledge and agree that, after the Initial Closing Date, the Fund Manager may schedule one or more additional closings (the “Subsequent Closings”) from time to time to admit additional Limited Partners or to allow any existing Partners to increase their Capital Commitments to the Partnership and/or a Parallel Investment Vehicle (as defined in Article 7.12.1), if any. The Subsequent Closings shall be completed within the [eighteen (18)] months’ period from the Initial Closing Date or at such later date as agreed by the Investment Advisory Committee (if any, the date on which all Subsequent Closings have been completed shall be the “Final Closing Date”); the Final Closing Date shall not be later than the earlier of the expiration date of the Investment Period of the Partnership or any Parallel Investment Vehicle (if any). As of the Final Closing Date, the Total Capital Commitment to the Partnership and the Parallel Investment Vehicles (if any) is expected to not exceed RMB[***] (RMB[***]), which may be increased or decreased and shall be subject to the determination of the Fund Manager based on the actual conditions of the capital contributions.

(2)

Unless otherwise provided for in Article 3.3.2, a Partner admitted to the Partnership or a Parallel Investment Vehicle (if any) or any existing Partner increasing its Capital Commitment in any Subsequent Closings (the “Subsequent Partner”; for the avoidance of doubt, with respect to an existing Partner who increases its Capital Commitment, the relevant provisions shall only apply to the additional Capital Commitment made by such Partner in the Subsequent Closings) shall make the initial Capital Contribution on or prior to the drawdown date stated in the initial drawdown notice issued by the Fund Manager ten (10) Business Days in advance of such drawdown date. The amount of initial Capital Contribution of a Subsequent Partner shall be no less than [***]% of its Capital Commitment or such other amount or proportion as decided by the Fund Manager based on the specific circumstances of the investments (including potential investments) by and/or other capital needs (if any, the latter shall prevail) of the Partnership or the Parallel Investment Vehicles (if any). Such Subsequent Partner shall pay the remaining Capital Commitment on the drawdown date and in the amount as stated in the relevant drawdown notice to be issued by the Fund Manager based on the specific circumstances of the investments by the Partnership or the Parallel Investment Vehicles (if any). The Fund Manager may specify the amount and due date of capital contribution in a drawdown notice according to the specific circumstances of the investments (including potential investments) by and/or other capital needs of the Partnership or the Parallel Investment Vehicles (if any), and such drawdown notice shall be delivered by the Fund Manager to Subsequent Partners at least ten (10) Business Days prior to the drawdown date specified in the drawdown notice. Notwithstanding the foregoing, the Parties agree that the Fund Manager may decide, at its sole discretion, to issue a drawdown notice, and the Subsequent Partners shall make Capital Contributions in the amount and on the drawdown date specified in such notice.

(3)

In addition, with respect to the Portfolios (the “Prior Investments”) of the Partnership and the Parallel Investment Vehicles (if any), the Subsequent Partners shall pay compensation (the “Subsequent Closing Compensation”) based on the amount of their Capital Commitments in the Subsequent Closings to the Partnership or the Parallel Investment Vehicles (if any). The calculation period of the Subsequent Closing Compensation shall commence from the date (inclusive of such date) on which the Partnership or a Parallel Investment Vehicle (if any) makes the initial investment to the first Portfolio (whichever is earlier, and if the investment amount is paid in installments, the date of the payment of the first installment of the investment amount) (the “First Investment Date”) and end on the date (exclusive of such date) on which the Subsequent Partners make their initial Capital Contributions and with respect to each Subsequent Partner, the relevant amount shall be calculated according to the following formula:

Amount of the Subsequent Closing Compensation = Capital Contributions of all the Partners admitted to the Partnership and the Parallel Investment Vehicles (if any) prior to the Subsequent Partner (the “Prior Partners”) as of the date on which the Subsequent Partner makes its initial Capital Contribution ÷ Capital Commitments of all Prior Partners as of such date × Capital Commitment of such Subsequent Partner × [***]% × number of days of the calculation period ÷ 365

The Fund Manager may require a Subsequent Partner to pay the Subsequent Closing Compensation when making its initial Capital Contribution (for the avoidance of doubt, such Subsequent Closing Compensation shall not be included in the Subsequent Partner’s Capital Contributions), or deduct the Subsequent Closing Compensation from the amount of proceeds distributable to such Subsequent Partner before any distribution in accordance with Article 9.2. The Fund Manager may decide at its sole discretion how the Subsequent Closing Compensation shall be collected at that time. With respect to any Subsequent Partner, its Subsequent Closing Compensation shall be distributed by the Partnership or the Parallel Investment Vehicles (if any) among all relevant Prior Partners (other than the Defaulting Partners) in proportion based on their respective Capital Contributions in the Partnership or the Parallel Investment Vehicles (if any) to the Total Capital Contribution at the time of such distribution (the “Parallel Capital Contribution Ratio”).

After the Subsequent Partners have made the initial Capital Contributions to the Partnership or the Parallel Investment Vehicles (if any) and the Subsequent Closing Compensation (for the avoidance of doubt, without interest) in the manner in accordance with the above, the allocation of the investment costs and proceeds of the Prior Investments with respect to such Subsequent Partners shall be determined as if such Subsequent Partners have subscribed or increased their Capital Commitments at the time of making the Prior Investments and have made their Capital Contributions on the same schedule as the Prior Partners, and the Subsequent Partners shall be entitled to the same rights and interests as the Prior Partners on a pro rata basis according to the increased Capital Commitments or the Capital Contributions to the Partnership or the Parallel Investment Vehicles (if any). The Subsequent Partners shall not participate in the allocation of the investment costs in connection with any part of the Portfolio Interests Disposal (regardless of whether the proceeds received from such disposal have been actually settled and distributed) that have been completed by the Partnership or the Parallel Investment Vehicles (if any), nor the allocation of profits or losses derived from any disposal or distribution of profits of such Portfolios before the Subsequent Capital Contributions.

If, upon its reasonable judgment, the Fund Manager believes that the Subsequent Closing Compensation made in proportion by the Subsequent Partners in accordance with the above fails to appropriately reflect the material change in the value of the Prior Investments then held by the Partnership and the Parallel Investment Vehicles (if any), the Fund Manager may (i) adjust the Subsequent Closing Compensation to be paid by such Subsequent Partners to appropriately reflect such change in value, or (ii) exclude such Subsequent Partners from the distribution of profits of such Prior Investments.

Notwithstanding the foregoing:

(1) The Subsequent Partners that are accepted by the Partnership or the Parallel Investment Vehicles (if any) during the period from the Initial Closing Date (inclusive) to the First Investment Date (exclusive) and have made the initial Capital Contributions as agreed shall not be required to pay the Subsequent Closing Compensation.

(2) The exemption period for the Subsequent Closing Compensation shall commence from the First Investment Date (inclusive) to the expiration date of the [ninetieth (90th)] calendar day from the First Investment Date (exclusive) (the “Subsequent Closing Compensation Exemption Period”, as extended in accordance with this Article). The Subsequent Partners who are contractual private equity funds or private asset management plans that have completed product filing procedures with the AMAC and have made the initial Capital Contributions during the Subsequent Closing Compensation Exemption Period, shall not be required to pay the Subsequent Closing Compensation.

After the expiration of the Subsequent Closing Compensation Exemption Period, the Subsequent Partners shall make the Subsequent Closing Compensation in accordance with this Article 3.2.4, unless the Fund Manager determines, based on the investment amount, industry status and other circumstances of such Subsequent Partners, (1) to exempt certain Subsequent Partners from the Subsequent Closing Compensation in full, or (2) to adjust the amount of the Subsequent Closing Compensation to be paid by certain Subsequent Partners; provided, however, that the rate of the adjusted Subsequent Closing Compensation shall not be lower than the current deposit interest rate of the Custodian Bank, and in each case of (1) and (2), the relevant matters related to the exemption or adjustment of the Subsequent Closing Compensation shall be subject to the examination and approval by the Investment Advisory Committees of the Partnership and the Parallel Investment Vehicles (if any).

3.3	Payment of Capital Contributions

3.3.1	Payment Procedures of Capital Contributions by the Limited Partners

The Limited Partners shall make Capital Contributions in accordance with the following procedures:

(1)

Initial Capital Contribution: The Fund Manager shall give an initial drawdown notice to each Limited Partner within ten (10) Business Days from the date on which each Limited Partner signs this Agreement to require each Limited Partner to pay [***]% of its Capital Commitment or such other amount or percentage as the Fund Manager determines based on the specific circumstances of the investments (including potential investments) and/or other capital needs (if any, the latter shall prevail) of the Partnership (the “Initial Capital Contribution”). The “Drawdown Date”, with respect to each drawdown of Capital Contribution, shall be the date on which such drawdown is due and payable as provided in the drawdown notice issued to the Limited Partner, and such Limited Partner shall pay the Capital Contribution in full into the special account for the settlement of funds raised prior to the Drawdown Date in accordance with the drawdown notice.

(2)

Subsequent Capital Contribution: Each Limited Partner shall make any subsequent Capital Contribution on the Drawdown Date and in the amount specified in the drawdown notice to be issued by the Fund Manager based on the specific circumstances of the investments (including potential investments) and/or other capital needs of the Partnership or the Parallel Investment Vehicles (if any). The Fund Manager may specify the amount and the Drawdown Date in a drawdown notice according to the specific circumstances of the investments (including potential investments) by and/or other capital needs of the Partnership or the Parallel Investment Vehicles (if any), and such drawdown notice shall be delivered by the Fund Manager to Limited Partners at least ten (10) Business Days prior to the Drawdown Date specified in the drawdown notice. Notwithstanding the foregoing, the Parties agree that the Fund Manager may decide, at its sole discretion, to issue a drawdown notice, and the Limited Partners shall make Capital Contributions in the amount and on the Drawdown Date as specified in such notice.

(3)

Upon the expiration of the Investment Period, the Partners shall have no obligation to pay their remaining Capital Commitments, and the Fund Manager shall not issue any additional drawdown notices to the Partners, except for the following circumstances: (a) for completing Portfolio Investments with respect to which any investment letter of intent, memorandum of understanding or similar document has been signed prior to the expiration of the Investment Period, or any investment commitment has been made, or ongoing Portfolio Investments, by the Partnership or the Parallel Investment Vehicles (if any); (b) for making subsequent investments in existing Portfolios by the Partnership or the Parallel Investment Vehicles (if any); (c) for paying expenses and/or debts, compensation, indemnity or other similar amounts payable by the Partnership or the Parallel Investment Vehicles (if any).

(4)

If any Limited Partner fails to make all or any portion of any Capital Contributions pursuant to Articles 3.3.1 (1), 3.3.1 (2) and 3.3.1 (3) above or the Subsequent Closing Compensation pursuant to Articles 3.2.4 (3), the Fund Manager may, in its independent judgement, designate such Limited Partner as in default under this Agreement and become a “Defaulting Partner”. The Fund Manager may (but shall not be obligated to) require a Defaulting Partner to pay all of its outstanding Capital Contribution (including the Subsequent Closing Compensation) during a grace period of ten (10) Business Days (the “Grace Period”) following the Drawdown Date as specified in the relevant drawdown notice, and may (but shall not be obligated to) require the Defaulting Partner to pay interests (the “Overdue Capital Contribution Interests”) to the Partnership at the rate of 0.1% of the overdue amounts accrued from the day following the relevant Drawdown Date until the date the overdue amount has been paid in full. A Defaulting Partner who pays in full the overdue Capital Contribution and, if any) shall be deemed as a non-Defaulting Partner. If, during the Grace Period, a Defaulting Partner pays in full the overdue Capital Co the Overdue Capital Contribution Interests (including the Overdue Fines and/or the Liquidated Damages Contributions or the Subsequent Closing Compensation but fails to pay all or any portion of the Overdue Capital Contribution Interests, the Defaulting Partner shall pay the Partnership late payment fees at the rate of 0.1% of the outstanding Overdue Capital Contribution Interests (the “Overdue Fines”) accrued from the due date of the Overdue Capital Contribution Interests. In addition, if such Limited Partner still fails to make any portion of its Capital Commitment, the Subsequent Closing Compensation and the Overdue Capital Contribution Interests (and the Overdue Fines, if any) during the Grace Period, the Fund Manager may (but shall not be obligated to) take any one or more of the following actions after the expiration of such Grace Period, and shall promptly notify the Defaulting Partner of the same:

(a)

The Fund Manager may reduce the portion of such Defaulting Partner’s Capital Commitment in the amount of the Capital Contributions that have not been paid. All the Partners hereby approve such reduction, and no further consent shall be required at the time of such reduction. The Fund Manager may determine to allocate the amount of such reduced Capital Commitment to other Limited Partners or allow other third parties to subscribe for such amount. All Partners shall cooperate in completing the relevant procedures for reduction of such Capital Commitment as soon as practicable, including, without limitation, executing all necessary documents and taking all necessary actions as required by the Fund Manager. Such reduction of the Defaulting Partner’s Capital Commitment shall be deemed to have been completed at the time that the Fund Manager makes the decision of the reduction, regardless of whether the procedures in connection with such reduction of the Capital Commitment have been completed, and the Defaulting Partner shall be entitled to the rights hereunder based on the remaining Capital Commitment;

(b)

The Fund Manager may require the Defaulting Partner to pay the Partnership liquidated damages in the amount equal to 15% of its overdue Capital Contribution, or in case of the overdue Subsequent Closing Compensation, in the amount twice the overdue Subsequent Closing Compensation (the “Liquidated Damages”). If such Limited Partner fails to pay any portion of the Liquidated Damages as well as its Capital Contribution, Subsequent Closing Compensation, Overdue Capital Contribution Interests and Overdue Fines for five (5) Business Days, the Fund Manager may (but shall not be obligated to) directly reduce the Defaulting Partner’s Capital Contribution (and its Capital Commitment and the Total Capital Commitment of the Partnership shall be commensurately reduced) by an amount not exceed the aggregate amount of the Overdue Capital Contribution Interests, Overdue Fines and Liquidated Damages as determined above (which shall be subject to the determination of the Fund Manager). All Partners shall cooperate in completing the formalities for such reduction as soon as practicable, including, without limitation, executing all necessary documents and taking all necessary actions as required by the Fund Manager. Such reduction of the Defaulting Partner’s Capital Commitment shall be deemed to have been completed at the time that the Fund Manager makes the decision of the reduction, regardless of whether the procedures for the registration of industrial and commercial changes in connection with such reduction have been completed, and the Defaulting Partner shall be entitled to the rights hereunder based on its remaining Capital Contribution after the reduction, including, without limitation, the right to receive any distribution pursuant to such remaining Capital Contribution;

(c)

The Fund Manager may adjust distributions with respect to the Defaulting Partner. When making any distributions according to this Agreement, other non-Defaulting Partners shall have priority over the Defaulting Partner in receiving distributions, i.e., the Defaulting Partner shall not receive any distributions until other non-Defaulting Partners have received distributions in the amount equal to their Capital Contributions (and if there are more than one Defaulting Partners, the distribution shall be made in proportion to the respective Capital Contributions of such Defaulting Partners); and the Defaulting Partners have the right to receive distributions no more than their Capital Contributions ;

(d)	The Fund Manager may take any action that it believes necessary to make the Defaulting Partner perform its capital contribution obligations;

(e)

The Fund Manager may require the Defaulting Partner to reimburse and indemnify the Partnership or the General Partner/the Fund Manager for the costs and expenses and direct and indirect losses incurred due to the Defaulting Partner’s breach of this Agreement; or

(f)	The Fund Manager may force the Limited Partner to withdraw from the Partnership.

Once a Limited Partner is designated a “Defaulting Partner”, before its breach has been comprehensively and fully rectified, (i) such Defaulting Partner shall have no voting right on the matters that required to be approved by the Partners hereunder, and its voting right shall be excluded from the total voting right of all the Partners; (ii) such Defaulting Partner shall automatically lose its seat, if any, in the Investment Decision-making Committee and the Investment Advisory Committee.

(5)

For the avoidance of doubt, the compulsory withdrawal of a Defaulting Partner shall not exempt it from its indemnification obligations and liabilities as discussed above. The Limited Partners acknowledge and agree that the Partnership may refund such Limited Partners the remaining amount of its Capital Contributions, if any, after deducting the Overdue Contribution Interests, Overdue Fines, Liquidated Damages and other compensations based on liabilities for breach of contract from such Capital Contributions. All Limited Partners unanimously agree that the Fund Manager may have the authority to execute relevant legal documents by itself and/or on behalf of the Limited Partners and complete the procedures for the registration of industrial and shall commercial changes in accordance with Articles 3.3.1 (3), 3.3.1 (4) and 3.3.1 (5) hereof, and the other Partners shall provide necessary assistance as required by the Fund Manager.

(6)

If the Partnership incurred any losses due to any Defaulting Partner’s failure to make its Capital Contribution on time, and the Overdue Contribution Interests, Overdue Fines, Liquidated Damages and other compensations based on liabilities for breach of contract paid by such Defaulting Partner are insufficient to make up the losses incurred by the Partnership, such Defaulting Partner shall be liable for the compensation of such losses, including, without limitation, (a) losses arising from indemnification liabilities to third parties due to the Partnership’s failure in performing investment obligations, payment obligations or debt repayment obligations on time; (b) costs and reasonable attorneys’ fees incurred in arbitration, litigation and other judicial proceedings arising from the recovery by the Partnership of the Overdue Contribution Interests, Overdue Fines, Liquidated Damages and other compensations based on breach of contract liabilities from the Defaulting Partner. The Fund Manager may, in its sole discretion, deduct the amount of the damages and compensations under this Article directly from the future proceeds distributable to the Defaulting Partner and shall promptly notify the Defaulting Partner of such deduction in writing.

(7)

The Overdue Contribution Interests, Overdue Fines, Liquidated Damages and other compensations based on breach of contract liabilities under this Article, as other income of the Partnership, may be distributed among all the non-Defaulting Partners of the Partnership (excluding the Partners exempted by the Fund Manager from any Overdue Contribution Interests, Overdue Fines or Liquidated Damages) in proportion to their respective Capital Contributions. Notwithstanding the foregoing, if a Defaulting Partner fails to pay the Subsequent Closing Compensation in accordance with Article 3.2.4 (3), the relevant Overdue Contribution Interests, Overdue Fines, Liquidated Damages and other compensations based on breach of contract liabilities arising from such default by the Defaulting Partner shall be distributed among all the non-Defaulting Partners of the Partnership and the Parallel Investment Vehicles, if any, (excluding the Partners exempted by the Fund Manager from any Overdue Contribution Interests, Overdue Fines or Liquidated Damages) based on their Parallel Capital Contribution Ratio.

(8)

Notwithstanding the foregoing, all the Partners hereby agree that the Fund Manager may, in its sole discretion, exempt any Defaulting Partner from liabilities for breach of contract and indemnification in whole or in part for its failure to make any Capital Contribution on time, or enter into other agreements with such Defaulting Partner with respect to such liabilities and indemnification.

3.3.2	Procedure for Capital Contribution by General Partner

The actual payment progress of the Capital Commitment made by the General Partner shall be determined by the Fund Manager based on the specific circumstances of the investments of the Partnership. The Limited Partners hereby acknowledge that they shall have no right to require the General Partner to indemnify the Partnership or any Limited Partner for any potential inconsistencies between the progress of Capital Contribution of the General Partner and that of the Limited Partners. For the avoidance of doubt, notwithstanding the provisions of Article 3.3.1, the procedures for payment of Capital Contribution by the General Partner during the initial closing and the Subsequent Closings shall be implemented in accordance with this Article 3.3.2.

3.3.3

After any installment of Capital Contribution has been made, the Fund Manager may (1) determine to reduce the Total Capital Commitment of the Partnership on a pro rata basis; or (2) upon the application by a Limited Partner and based on its judgement, determine to approve the reduction of such Limited Partner’s Capital Commitment and reduce the Total Capital Commitment of the Partnership accordingly (for the avoidance of doubt, in such case, the Capital Commitments of the other Limited Partners shall remain unchanged). Where the Fund Manager decides to reduce the Total Capital Commitment of the Partnership in accordance with this Article, the Fund Manager shall change relevant information on the register of Partners accordingly. All the Partners shall cooperate in completing the relevant procedures for the reduction of any Capital Commitment as soon as practicable, including, without limitation, executing all necessary documents and taking all necessary actions as required by the Fund Manager. Upon the issuance of a notice to reduce any Capital Commitment by the Fund Manager, any distribution in accordance with this Agreement shall be conducted based on the remaining Capital Commitment and the then Capital Contribution, whether or not the relevant formalities for the reduction of Capital Commitment have been completed.

3.4

Without prejudice to the capital needs of Portfolios and the overall interests of the Partnership and the Parallel Investment Vehicles (if any), the Fund Manager may adjust the Capital Contribution schedule of any Partner based on the actual conditions of the Partnership or the Parallel Investment Vehicles (if any) (to ensure that the proportion of each Partner’s investment amount in any Portfolio is consistent with its proportion of Capital Commitment to the Partnership, except for the investment made in accordance with Article 7.15 or the Fund Manager’s failure in reducing the Capital Commitment corresponding to the Capital Contribution unpaid by the Defaulting Partner in breach of this Agreement in accordance with Article 3.3.1 (4)) by notifying such Partner at least ten (10) Business Days in advance.

4 Limited Partners

4.1	Limited Partners

4.1.1

A Limited Partner shall be liable for the debts of the Partnership within its Capital Commitment. A newly admitted Limited Partner shall be liable for the debts of the Partnership incurred prior to its admission within its Capital Commitment. The Limited Partner that has withdrawn from the Partnership shall be liable for the debts of the Partnership incurred due to reasons prior to its withdrawal within the property that it received from the Partnership at the time of its withdrawal.

4.1.2

A Limited Partner does not execute the affairs of the Limited Partnership or act on behalf of the Partnership. Unless otherwise expressly provided herein, none of the Limited Partners shall participate in the management or control of the investment business of the Partnership or other activities, transactions and business conducted in the name of the Partnership, sign any document on behalf of the Partnership, or engage in any other actions binding upon the Partnership.

4.1.3

The bankruptcy, dissolution, or withdrawal of a Limited Partner shall not automatically dissolve or terminate the Partnership. Limited Partners shall not voluntarily withdraw from the Partnership prior to the dissolution of the Partnership, except for transferring its Partnership Interests pursuant to Article 12.1 or withdrawing from the Partnership pursuant to Article 13.1.

4.1.4

The exercise by a Limited Partner of the rights of a Limited Partner in accordance with the Partnership Enterprise Law and this Agreement shall not constitute such Limited Partner’s participation in the management or control of the investment business or other activities of the Partnership, in which case the Limited Partner may be deemed as a General Partner who shall be jointly and severally liable for the debts of the Partnership in accordance with laws or other regulations.

4.1.5

There shall be no preference or priority among the rights of the Limited Partners that have made the Capital Contributions and are not in default in the Partnership. No Limited Partner shall have priority over any other Limited Partners in recovering its Capital Contribution or receiving any other property that may be distributed by the Partnership.

4.2	Cooperation Obligations of the Limited Partners

All the Partners agree that, if the Partnership is required to obtain approval from or complete filing procedures with the relevant approval authorities or supervisory institutions for this Agreement and/or the establishment and subsequent operation of the Partnership in accordance with the relevant laws and regulations of the PRC, the Parties agree to authorize the General Partner and/or the Fund Manager, as required by the approval authorities or supervisory institutions, to complete the relevant procedures and submit relevant materials on behalf of the Partnership. During such process, the General Partner and/or the Fund Manager shall be considered as the authorized representative of the Partnership. If the approval authorities and/or the supervisory institutions have any comments to this Agreement, other Partners shall, within five (5) Business Days from the date on which the General Partner and/or the Fund Manager delivers such comments to the Parties, notify the General Partner and/or the Fund Manager in writing about whether they agree to amend this Agreement in accordance with such comments, failure of which shall be deemed as acceptance of the comments of the approval authorities and/or the supervisory institutions.

With respect to (1) the matters subject to approvals through the resolutions adopted at the Partners’ Meeting in accordance with this Agreement, and/or the matters the General Partner and/or the Fund Manager may determine in its discretion in accordance with this Agreement, and/or the matters for which registration or registration of changes with the industrial and commercial administrative department is required that can be handled by the General Partner in its discretion in accordance with this Agreement; and (2) supervision, examination, filing or other requirements imposed by supervisory institutions on the Partnership and/or the Partners (including, without limitation, the circumstances set forth in Article 4.2), the Limited Partners shall execute relevant documents and provide relevant cooperation (including, without limitation, provision of information required by supervisory institutions) (collectively, the “Cooperation Obligations”). If a Limited Partner refuses to perform its Cooperation Obligations, the General Partner or the Fund Manager (as the case may be) may issue a notice and require such Limited Partner to perform its Cooperation Obligations within the grace period granted by the General Partner or the Fund Manager (as the case may be). If a Limited Partner still fails to perform its Cooperation Obligations during the grace period, it shall pay liquidated damages of RMB ten thousand (10,000) to the Partnership for each day after the expiration of the grace period. If such Limited Partner fails to perform its Cooperation Obligations for more than thirty (30) days after the expiration of the grace period, all the Partners hereby agree that the General Partner may compel such Limited Partner to withdraw from the Partnership. Notwithstanding the foregoing, the General Partner or the Fund Manager (as the case may be) may exempt, in whole or in part, the defaulting Limited Partner from obligation to pay such liquidated damages. All the Partners further acknowledge that the matters subject to approvals through the resolutions adopted at the Partners’ Meeting in accordance with this Agreement shall become effective from the date of adoption of such resolutions, and the matters subject to determinations of the General Partner or the Fund Manager in its discretion in accordance with this Agreement shall become effective from the date when such determinations are made, and such resolutions or determinations shall be binding to all the Partners upon their effective, regardless of the actual signing date of the relevant documents executed by any Limited Partners (whether or not the Limited Partners have executed such documents) or the process of registration procedures for industrial and commercial information or any changes thereof.

4.3	Conversion of Status

Unless otherwise provided by laws or decided unanimously by all the Partners in writing, no Limited Partner shall convert to a general partner, and the General Partner shall not convert to a Limited Partner. A Limited Partner who is converted to a general partner shall bear unlimited liability, jointly and severally, for debts incurred by the Partnership during the period when it is a Limited Partner; upon converting to a Limited Partner, the General Partner shall be jointly and severally liable without limit for the debts of the Partnership incurred during the period when it is the General Partner, provided, however, that such change shall not lead to the dissolution of the Partnership or otherwise materially affect the Partnership. The Partnership shall be dissolved if there are only the Limited Partners and shall convert to a general partnership enterprise if there are only general partners.

5 General Partner (Executive Partner) and Fund Manager

5.1	Authority of the General Partner

The power to manage, control, operate and make decisions with respect to the day-to-day operation and other activities of the Partnership shall be vested exclusively in the General Partner (and exercised by it directly or through representatives duly appointed by it). Subject to other provisions hereof, all the Partners hereby consent to the General Partner’s authority to achieve the purposes of the Partnership, in whole or in part (if necessary or advisable), take all actions and enter into and perform all contracts and other undertakings, in whole or in part, on behalf of the Partnership and in the name of the Partnership and in its own name as necessary, advisable, convenient or related as deemed by the General Partner in its discretion.

5.2

Any Person dealing with the General Partner or representatives duly appointed by the General Partner may not require the General Partner or such representatives to provide its evidence of authority granted by the Partnership.

5.3

By executing this Agreement, all the Partners shall be deemed to appoint and authorize the General Partner to be the Executive Partner of the Partnership. The Executive Partner may be replaced by the Partnership only upon the withdrawal, removal, or transfer of interests of the General Partner.

The Executive Partner shall be responsible for the day-to-day operation and asset management and control of the Partnership and shall have full power and authority to implement matters necessary for achieving the purposes of the Partnership (except for the process of any Portfolio Investment which shall be subject to the provisions hereof). In addition, all the Limited Partners agree that the Executive Partner shall exercise powers and functions, including, without limitation:

(1)	to perform the duties of the General Partner in accordance with this Agreement;

(2)

to enter into contracts and other agreements and commitments, manage, maintain and dispose of the Partnership’s assets for the Partnership, in the name of the Partnership or in its own name, in addition to fundraising and investment management, as deemed necessary, advisable or convenient at its sole discretion;

(3)	to submit investment reports and financial statements (among which the annual financial statements shall be audited) to the Partnership in accordance with this Agreement;

(4)	to take all actions required for maintaining the legitimate existence of the Partnership and conducting the business activities of the Partnership;

(5)	to open, maintain or cancel the bank accounts of the Partnership, issue invoices and other payment certificates;

(6)

to bring or defend legal proceedings or pursue arbitration for the benefit of the Partnership; negotiate and settle with the counterparty to a dispute between the Partnership and a third party for resolution;

(7)	to handle tax-related matters of the Partnership in accordance with relevant laws and regulations;

(8)	to execute documents (including, without limitation, all documents required for registration with the competent administration for industry and commerce) on behalf of the Partnership;

(9)	to change the name, scope of business, Term or principal place of business of the Partnership;

(10)	to determine to replace the representatives it appoints to the Partnership;

(11)	to take other actions required for achieving the purposes of the Partnership and protect or obtain the legitimate rights and interests of the Partnership;

(12)	to engage any Person other than a Partner to serve as a manager of the Partnership, amend this Agreement, execute relevant documents and complete registration procedures;

(13)

to exercise other powers and functions of the General Partner under the LPA and determine matters relating to the Partnership other than those required to be approved by the Partners’ Meeting or the Investment Decision Committee as provided for herein;

(14)	to exercise other powers and functions vested by laws, regulations, regulatory documents and this Agreement.

5.4

In case of bankruptcy, dissolution or other special circumstances of “deemed withdrawal” of the General Partner under the Partnership Enterprise Law (including that the business license of the General Partner is revoked or the General Partner is ordered to close down in accordance with laws), the Partnership shall be dissolved in accordance with Article 17, unless the General Partner transfers all its Partnership Interests in the Partnership and the transferee is admitted as a successor General Partner pursuant to Article 12.2.

5.5

The Executive Partner of the Partnership shall meet the following conditions: (1) it shall be the General Partner of the Partnership and undertake to assume unlimited joint and several liability for the debts of the Partnership; (2) it shall be a corporation or non-corporate enterprise duly incorporated and validly existing under applicable laws; and (3) it shall make Capital Contribution to the Partnership in accordance with this Agreement.

5.6	Appointment of Representatives by the Executive Partner

5.6.1	The Executive Partner shall appoint a representative in writing to be responsible for the execution of partnership affairs.

5.6.2

The Executive Partner may decide to replace the representative appointed by it and complete the relevant procedures for the registration of such change. All the Partners hereby agree that the Executive Partner shall have the authority to execute all relevant legal documents on its own and/or on behalf of the Limited Partners, and the other Partners shall provide necessary assistance as required by the Executive Partner.

5.7	Limitation of Liabilities of the General Partner

In the event that the assets of the Partnership are not sufficient to satisfy all debts of the Partnership, the General Partner shall bear unlimited joint and several liabilities for such debts to the Partnership and other creditors. The newly admitted General Partner shall bear unlimited joint and several liabilities for the debts of the Partnership incurred before its admission. The General Partner withdrawn from the Partnership shall bear unlimited joint and several liabilities for the debts of the Partnership incurred due to reasons occurred prior to its withdrawal.

The liabilities and obligations of the General Partner, representatives appointed by the General Partner, the Fund Manager and its management team, employees and representatives, consultants and other Persons engaged by the Fund Manager not arising out of the performance of their duties to the Partnership or the handling of matters entrusted by the Partnership shall have no legal effect on the Partnership.

5.8	Indemnification by the General Partner

The General Partner, representatives appointed by the General Partner, the Fund Manager and its management team, employees and appointed representatives, consultants and other Persons engaged by the Fund Manager shall act in good faith for the best interests of the Partnership. The General Partner shall be liable for any faults and violation of laws, administrative regulations, rules, this Agreement, rules and regulations of the Partnership and relevant agreements by itself, its management team, Affiliates, representatives, members (and relevant personnel) of the Investment Decision-making Committee and the Investment Advisory Committee, including, without limitation, indemnifying the Partnership and the other Partners of the Partnership for all losses incurred thereby.

5.9	Disclaimer and Indemnification

5.9.1

If the Partnership suffers any losses (including, without limitation, loss of investment returns) even though the General Partner, representatives appointed by the General Partner, the Fund Manager and its management team, employees and representatives, consultants and other Persons engaged by the Fund Manager have exercised due care in the performance of their relevant powers and functions, such General Partner, representatives appointed by the General Partner, the Fund Manager and its management team, employees and representatives, consultants and Persons engaged by the Fund Manager shall be exempted from relevant liabilities for such losses, and the distribution of profits by the Partnership to the General Partner in accordance with this Agreement shall not be affected, nor shall the Partnership, the General Partner and its Affiliates, employees, representatives appointed by the General Partner, the Fund Manager and its management team, employees and representatives, consultants and other Persons engaged by the Fund Manager be required to refund any Capital Contribution made by any Limited Partner, or to guarantee a minimum return on investment for any Limited Partner; all refund of Capital Contribution and return on investment shall be paid out of the Partnership’s own assets.

5.9.2

In the absence of any Material Misconduct (as defined below), an Exempted Person (as defined below): (i) shall not be liable for any act or omission of the Partnership, (ii) shall be exempted from and not be liable for any losses and expenses incurred in connection with any actual or potential claims, actions or lawsuits arising from such Exempted Person’s participation in the management of the Partnership (including, without limitation, actions incurred by the Exempted Person acting in the capacity as an officer of the Portfolio Companies of the Partnership or as an appointed representative for interests in the Partnership).

For the purpose of this clause, (i) “Material Misconduct” means gross negligence, material breach of contracts or agreements, fraud, material breach of a fiduciary duty to the Partnership or any Partner, serious moral errors or violation of applicable laws and regulations then in effect (which shall not include general negligence, provision of information to a Limited Partner, or any act or omission determined as in good-faith based on this Agreement), (ii) “Exempted Person” means the General Partner or any of its Affiliates, members (and relevant personnel) of the Investment Decision-making Committee or the Investment Advisory Committee of the Partnership. As reasonably determined by the General Partner, “Exempted Person” may also include the Partnership and its employees and representatives that do not have any Material Misconduct.

5.9.3

The Partnership shall, to the fullest extent permitted by the applicable laws, indemnify and hold harmless the General Partner/the Fund Manager and its Affiliates and their respective executives, directors, shareholders, partners, employees or agents, any Person serving or having served as a member of the Investment Committee or Investment Advisory Committee and any Person acting on behalf of the Partnership upon the request of the General Partner (the “Indemnitees”) from and against any claim, liability or expense that any Indemnitee suffers or may suffer as a result of such Indemnitee’s participation in the affairs, investment or other activities of the Partnership pursuant to this Agreement, unless a court or arbitral body of competent jurisdiction finally determines that such claim, liability or expense is caused by willful or gross negligence of such Indemnitees or willful and material breach of this Agreement or fraud by such Indemnitees. For the avoidance of doubt, the foregoing indemnification provisions shall not apply to the criminal or administrative penalties imposed against any Indemnitee due to its own fault.

Notwithstanding other provisions hereof, if the properties of the Partnership are insufficient to fulfill the foregoing indemnification obligations, the General Partner may require all the Limited Partners to refund sufficient amount of distribution (if any) to the Partnership, or require them to perform the capital contribution obligations within the balance of their respective Capital Commitment, regardless of whether such obligations or responsibilities arise before or after the expiration of the Term or the withdrawal of such Partners from the Partnership. Such refund shall be made by the Limited Partners to the Partnership in proportion to their respective Capital Commitments. The refund by a Limited Partner of the distributions made to it in accordance with this Article shall be deemed cancellation of such distributions by the Partnership rather than the Capital Contribution by such Limited Partner.

5.10	Conflict of Interest and Non-Competition Exemption

5.10.1

The Limited Partners hereby agree and acknowledge that the General Partner/the Fund Manager and/or its Affiliates have sponsored, raised, invested in, established or managed one or more Affiliated Funds, whether before or after the establishment of the Partnership, and the Fund Manager or its Affiliates may establish a new fund with substantially the same investment strategy, investment scope and investment stage as such Affiliated Funds, regardless of whether the Partnership or any of the Affiliated Funds have completed the investments in the amount equal to the capital commitments (including, without limitation, the reasonable reservation for the payment of the Partnership Expenses). The General Partner/the Fund Manager undertakes that it shall use its best efforts in good faith to make a reasonable allocation of Portfolios and investment opportunities among the Partnership and the Affiliated Funds. The Limited Partners hereby acknowledge that the investment activities conducted by the General Partner/the Fund Manager and/or its Affiliates in accordance with the foregoing shall not be considered as engagement in the business in conflict with or competing with the interests of the Partnership or in violation of this Agreement in any respect.

5.10.2

The Limited Partners hereby agree and acknowledge that, with respect to the Portfolios in which the Partnership invests, the General Partner/the Fund Manager and/or its Affiliates and Affiliated Funds may make co-investment in such Portfolios and the specific methods and arrangements of such co-investment shall be determined by the General Partner/the Fund Manager at its sole discretion based on the then actual conditions and the principle of good faith. The Limited Partners hereby acknowledge that the investment activities conducted by the General Partner/the Fund Manager and/or its Affiliates in accordance with the foregoing shall not be considered as engagement in the business in conflict with or competing with the interests of the Partnership or in violation of this Agreement in any respect.

5.10.3

For the avoidance of doubt, the Limited Partners hereby agree and acknowledge that, if the Partnership intends to make co-investment or follow-up investment with any relevant parties in accordance with Articles 5.10.1 and 5.10.2 above, the Fund Manager may decide on each party’s share in a Portfolio at its sole discretion by reference to the total capital commitments of the Partnership and such parties, the industry of the Portfolio, approval procedures for the Portfolio Investment, opinions of the portfolio company through comprehensive consideration of the exit mechanism of the Portfolio and other factors.

5.10.4

Unless otherwise provided herein, the General Partner/the Fund Manager shall restrict and minimize the number of the Related Party Transactions conducted by the Partnership; if any Related Party Transaction is necessary, the General Partner/the Fund Manager shall conduct the Related Party Transaction based on the principle of fairness and honesty, and disclose the information (including the process of preparation and implementation) of the Related Party Transaction in accordance with the Guidelines for Filing of Private Investment Funds (2019) and other applicable regulations. In that case, none of the Limited Partners shall have the right to claim for indemnification, compensation, or raise other claims against the General Partner/the Fund Manager or its Affiliates. However, the General Partner shall submit to the Investment Advisory Committee for approval the Related Party Transactions involving the following matters (except for the co-investment in a special purpose vehicle by the Partnership and a Parallel Investment Vehicle (if any) and the relevant transfer arrangements thereunder):

(1)	the Partnership’s transfer of the equity interest in a Portfolio to its Affiliates, or the Partnership’s acquisition of the equity interest in a Portfolio held by its Affiliates;

(2)	the Partnership’s investment in an enterprise in which its Affiliates hold more than [15]% equity interest in such enterprise.

For the avoidance of doubt, when the Investment Advisory Committee considers and votes on the matters set forth in this Article 5.10.4, any Limited Partner (or a representative appointed by such Limited Partner) who is an Affiliate of the General Partner or the Fund Manager and who is a member of the committee shall abstain from voting, and the resolutions of such matters shall only be adopted by the approval of a simple majority (inclusive) of the remaining members of the Investment Advisory Committee; provided, however, that if the number of the remaining members of the Investment Advisory Committee is less than three (3), such matters shall be temporarily submitted by the Fund Manager to the Investment Decision-making Committee for approval.

5.11	Key Persons

5.11.1	The key persons of the Partnership shall be [LIU Dong], [SUN Shufeng], [FAN Feilong] and [CHEN Rong] (collectively, the “Key Persons”).

5.11.2

If any of the following circumstances occurs to Mr. LIU Dong, or occurs to any two other Key Persons at the same time: (i) resignation from the General Partner/the Fund Manager, or (ii) failure to provide services to the General Partner/the Fund Manager or the Partnership for more than 90 days in the aggregate due to any other reasons, each of which shall constitute a “Key Person Event”.

5.11.3

Upon the occurrence of a Key Person Event during the Investment Period, the Investment Period shall be suspended (if the Investment Advisory Committee otherwise determines that the Investment Period shall not be suspended, such decision of the Investment Advisory Committee shall prevail). During the suspension of the Investment Period, Unused Funds or uninvested capital of the Partnership shall not continue to be used for investment, except for the following circumstances: (i) completing any Portfolio Investment with respect to which the Partnership has signed a letter of intent, memorandum of understanding or similar document before the suspension of the Investment Period, or with respect to which the Partnership has made an investment commitment, or any ongoing Portfolio Investment; (ii) making follow-up investment in any existing Portfolio.

Subject to the foregoing, if a Key Person Event occurs during the Investment Period, the General Partner or the Fund Manager shall notify the Limited Partners of the occurrence of such Key Person Event. The General Partner or the Fund Manager may recommend a replacement to such Key Person to the Partnership, and upon the consent of the Investment Advisory Committee, such person shall become a Key Person of the Partnership and the Investment Period shall be automatically resumed. If no appointment of a replacement Key Person has been determined in accordance with the foregoing within one hundred and eighty (180) calendar days after the occurrence of the Key Person Event, the Investment Period shall be terminated and the Partnership shall automatically enter into the exit period.

5.11.4	If a Key Person Event occurs after the expiration of the Investment Period, the General Partner or the Fund Manager shall notify the Limited Partners of the occurrence of the Key Person Event.

6 Partnership Expenses

6.1	Partnership Expenses

6.1.1	Expenses relating to the establishment, operation, termination, dissolution, and liquidation of the Partnership shall be directly borne by the Partnership, including the following:

(1)

start-up fees, including without limitation, the expenses relating to the formation and establishment of the Partnership, including preparation expenses and legal, accounting, and other professional services fees;

(2)

expenses incurred in connection with the audit of the annual financial statements of the Partnership (including, without limitation, travel expenses incurred by the auditors in providing the audit services);

(3)	expenses incurred related to the Partnership’s financial statements and reports, including, without limitation, production, printing, and delivery costs;

(4)	expenses incurred related to holding meetings of the Partners, the Investment Decision-making Committee, and the Investment Advisory Committee (including, without limitation, venue fees);

(5)	taxes, fees, and other expenses charged by governmental authorities to the Partnership or related to the proceeds or assets of the Partnership or to the transactions or operation of the Partnership;

(6)	administrative expenses, including, without limitation, the rent for the office and premises of the Partnership (if any);

(7)	bank charges;

(8)	legal fees and relevant travel expenses incurred by advisors in connection with providing services to the Partnership;

(9)

administrative expenses incurred due to the Partnership’s investments and any Portfolio Interests Disposal, including, without limitation, registration fees, rents for the registered office, registration agency fees, etc.;

(10)	custodian fees charged by the Custodian Bank and services fees charged by the supervisory institutions for supervising the special account for the settlement of funds raised;

(11)	the Management Fee;

(12)	liquidation expenses of the Partnership;

(13)

fees, costs, and other expenses incurred in connection with the investment in the Portfolios (including transactions that have not been completed), including, without limitation, the costs and expenses of project investigation, due diligence, travel and entertainment, and intermediaries including legal, tax, consulting, appraisal, etc., incurred in the course of initiating, operating, and exit from the Portfolios;

(14)	costs and expenses (if any) incurred by the Partnership in acquiring, holding, maintaining, and disposing of interests in the Portfolios;

(15)	litigation costs and arbitration fees; and

(16)	other expenses that should be borne by the Partnership but are not included in the daily operating expenses of the General Partner/the Fund Manager.

6.1.2

The General Partner/the Fund Manager shall be responsible for the following expenses of the Limited Partners/the Fund Manager respectively, which shall not be included in the Partnership Expenses: (1) normal and necessary salaries of the employees of the General Partner/the Fund Manager; (2) costs and expenses of administration, offices and facilities, computers, office equipment, software, computer services, utilities and other general administration items of the General Partner/the Fund Manager; (3) travel and entertainment costs incurred in the operation of business by the General Partner/the Fund Manager; (4) insurance premiums of the General Partner/the Fund Manager; (5) telephone and telecommunication fees and other similar fees; (6) postage and courier expenses; (7) newspaper and magazines subscription fees, office supplies expenses, and other similar expenses; and (8) bookkeeping fees and other similar expenses in connection with or ordinary expenses incurred by the operation of the General Partner/the Fund Manager.

6.1.3

During the establishment of the Partnership, any advance payments by the General Partner/the Fund Manager and its Affiliates in connection with the preparation of the Partnership (including, without limitation, expenses incurred for the organization, establishment, change, tax registration, engagement of legal, accounting, and other professional advisors) shall be reimbursed by the Partnership.

All the Partners unanimously agree with the above special arrangements, in which case none of the Limited Partners shall have the right to claim for indemnification or raise any other claim against the General Partner/the Fund Manager/the Co-investment LP and such Persons’ Affiliates in connection with such expenses.

6.2	Management Fee

6.2.1

The Fund Manager shall mainly provide services related to fund-raising and management to the Partnership in accordance with this Agreement, and the Partnership shall pay the management fee (the “Management Fee”) to the Fund Manager in accordance with this Agreement. The Management Fee shall be determined in accordance with the following principles:

(1) During the Investment Period of the Partnership, the Partnership shall pay an annual Management fee in the amount of [***]% of the Total Capital Commitment of all the Limited Partners of the Partnership to the Fund Manager. In the event of any decrease in the Capital Contributions of the Limited Partners due to any distributions by the Partnership to the Limited Partners, the calculation basis of Management Fee shall remain unchanged, and the Management Fee shall be calculated based on the original Capital Commitment of each Limited Partner in accordance with the foregoing. In the event that the Partnership conducts any Subsequent Closings in accordance with Article 3.2.4, with respect to each Subsequent Closing, the Partnership shall, within ten (10) Business Days after the date on which Subsequent Partners participating in such Subsequent Closings make their initial Capital Contributions, pay the Management Fee with respect to such Subsequent Partners to the Fund Manager calculated from the Initial Closing Date to the date on which the initial Capital Contributions of the Subsequent Partners are made, on the basis of the Capital Commitments of such Subsequent Partners in such Subsequent Closings.

(2) During the period from the next day following the expiration of the Investment Period of the Partnership to the eighth (8th) anniversary of the Initial Closing Date, the Management Fee payable by the Partnership to the Fund Manager in each year shall be equal to [***]% of the portion of the Total Capital Contribution of all Limited Partners that have been invested in the ongoing Portfolios and not returned (the “Total Invested Capital in Ongoing Portfolios”, in which, the “Ongoing Portfolios” shall mean the Portfolios then held by the Partnership, excluding Portfolios fully disposed of, and the “Total Invested Capital” shall refer to the amount of the then Investment Principals in such Portfolios that have not been returned by the Partnership (for the avoidance of doubt, if the Partnership invests in a Portfolio through a special purpose vehicle, the amount of the then Investment Principal that has been returned by the Partnership shall refer to the amount of Investment Principal that has been recovered by such special purpose vehicle with respect to the Portfolio and has distributed to the Partnership), which shall be calculated and determined by the Fund Manager). The Management Fee to be borne by the Partnership pursuant to this Article 6.2.1 (2) shall be reserved based on the Total Invested Capital in Ongoing Portfolios and shall be paid by the Partnership to the Fund Manager prior to the distribution of distributable income by the Partnership.

In accordance with the foregoing, the Parties acknowledge that with respect to each Limited Partner, the Fund Manager shall collect (or reserve) the Management Fee from the Partnership in the amount equal to [***]% of the following amounts: during the Investment Period of the Partnership, such Limited Partner’s aggregate Capital Commitments; during the period from the next day following the expiration of the Investment Period of the Partnership to the eighth (8th) anniversary of the Initial Closing Date, the amount of such Limited Partner’s aggregate Capital Commitments that have been invested in the ongoing Portfolios and not returned. Upon the reserve or collection of the Management Fee, the Fund Manager shall record the amount of the Management Fee reserved or collected for each Limited Partner respectively, and such amounts shall be identified as the Management Fee to be ultimately borne by such Limited Partner (the “Final LP Management Fee”), and shall be reflected in the distribution of proceeds made by the Partnership to such Limited Partner.

The Parties unanimously acknowledge that the Fund Manager may, in its reasonable commercial judgment and after reaching agreement with a Limited Partner, unilaterally adjust the calculation basis, rate, and/or period for the Management Fee to be collected from the Partnership with respect to such Limited Partner. In such case, the amount of the Final LP Management Fee recorded for such Partner shall be adjusted accordingly, without prejudice to the amount of the Final LP Management Fee recorded for other Limited Partners, nor shall other Limited Partners be entitled to any claim against the Fund Manager or the Partnership for such adjustment.

For the avoidance of doubt, the Parties further agree that, if the Term of the Partnership exceeds [eight] years, for the period following expiration of the eight years, the rate and collection of the Management Fee shall be separately determined through a Partners’ Meeting. However, the Fund Manager may otherwise determine not to charge the Management Fee after the expiration of the [eight] years without holding a Partners’ Meeting.

6.2.2

During the Investment Period of the Partnership, the Management Fee of the Partnership shall be paid by the Partnership and shall accrue monthly and be paid quarterly. The Management Fee in the first billing quarter shall be calculated based on the remaining days of the calendar quarter in which the Initial Closing Date falls, which shall include the Initial Closing Date, and thereafter, the Management Fee shall be calculated on a calendar quarter basis. If the last billing period for the Management Fee is less than a quarter, the Management Fee shall be calculated until the commencement date of the Exit Period (inclusive of such date). After the receipt of any income, the Partnership shall pay the outstanding Management Fee for the preceding quarters in one lump sum and reserve amounts for the Management Fee payable for the upcoming quarters. During the period from the next day following the expiration of the Investment Period of the Partnership to eighth (8th) anniversary of the Initial Closing Date, the Management Fee of the Partnership shall be collected from the Partnership monthly. The Management Fee in the first billing month shall be calculated based on the remaining days of the first calendar month of such period (excluding the first day), and thereafter, the Management Fee shall be calculated on a calendar month basis. If the last billing period is less than a month, the Management Fee shall be calculated until the commencement date of the liquidation of the Partnership (inclusive of such date). The Partnership shall pay the Management Fee outstanding and payable to the Fund Manager prior to the distribution of distributable proceeds.

During the Investment Period of the Partnership, the Partnership shall pay the Management Fee for each billing quarter within ten (10) Business Days after the last day of such billing quarter. Except for any adjustment made by the Fund Manager pursuant to Article 6.2.1 the calculation basis, rate and/or period of the Management Fee with respect to the a specific Limited Partner, during each billing quarter, the Management Fee shall accrue with respect to each Limited Partner according to the following formula (a year is defined as 365 days for the purpose of calculating the rate of the Management Fee):

[C =***]

Among which:

C: Aggregate Management Fee chargeable for a billing quarter

[***]

During the period from the next day following the expiration of the Investment Period of the Partnership to the eighth (8th) anniversary of the Initial Closing Date, the Partnership shall collect the Management Fee for each billing month following the last day of such billing month, and the Management Fee shall be calculated according to the following formula:

[C =***]

C: Aggregate Management Fee chargeable for a billing month

[***]

The Fund Manager shall withdraw the Management Fee from the Escrow Account and directly transfer to the Fund Manager (or its designated third party) before the distribution of any distributable proceeds by the Partnership. If the payment date is a statutory holiday, the relevant payment date shall be correspondingly postponed to the next business day. For the avoidance of doubt and notwithstanding the foregoing, the Fund Manager may direct the Partnership and/or the Custodian Bank to pay all or part of the Management Fee to a third party designated by the Fund Manager.

6.2.3

Notwithstanding the foregoing, if any resolutions have been adopted at a Partners’ Meeting to replace the Fund Manager in accordance with Article 8.1 (5), the Management Fee to be received by the Fund Manager under this Article 6.2 shall be calculated only up to and excluding the date on which such resolutions are adopted (the “Fund Manager Removal Date”).

6.3	Custodian Fee

The Parties acknowledge and confirm that the Fund Manager will negotiate with the Custodian Bank to set the rate of custodian fee to be [***]% per annum, which is subjected to any adjustment by the Custodian Bank. For the avoidance of doubt, the final amount of the Custodian Fee and relevant payment arrangements shall be subject to the escrow agreement to be entered into by and between the Partnership and the Custodian Bank.

If any arrangement by the Fund Manager in accordance with this Article 6.3 constitutes a Related Party Transaction, the Fund Manager shall carry out the relevant arrangement at the fair market price, and all the Partners acknowledge and hereby consent to the Fund Manager’s engagement in any such Related Party Transaction.

7 Investment Business

7.1	Investment Objective and Scope

The Partnership will invest in the Portfolios by means of equity investment, acquisition, debt to equity, PIPE investment, and investment in exchangeable debt issued by the shareholders of the listed company in a non-public manner and other similar methods. The scope of investment covers industries including, among others, consumption, health, modern services and technology, high-end manufacturing, environmental protection, etc.

7.2	Use of Unused Funds

All Partners acknowledge and agree that, during the Term of the Partnership and before the filing of the Partnership, the Partnership may, for the purpose of cash management, invest in cash management instruments recognized by the China Securities Regulatory Commission (CSRC) such as current deposits, treasury bonds, central bank bills and monetary market funds; after the filing of the Partnership, without prejudice to the investment business of the Partnership and subject to the provisions of Article 7.4, the Fund Manager may, based on the principle of prudence and to the extent permitted by the laws, regulations and regulatory rules, carry out cash management for the Unused Funds then held by the Partnership, including but not limited to in the form of bank deposits, government bonds, treasury bonds, reverse repurchase of treasury bonds, monetary market funds, central bank bills or other investment methods as reasonably determined by the Fund Manager which are of equivalent risk level as the aforesaid investment methods. If the Fund Manager’s use of the Unused Funds in accordance with this Article constitutes a Related Party Transaction, such transaction should be conducted by the Fund Manager at the fair market price, and all the Partners hereby acknowledge and consent to the Fund Manager’s engagement in the above Related Party Transaction.

7.3	Reserved Capital

Upon the expiration of the Investment Period of the Partnership, any Unused Funds or uninvested capital held by the Partnership may be reserved by the Fund Manager for future operation expenses (including, without limitation, the Management Fee, the Custodian Fee, and other operation expenses reasonably determined by the Fund Manager). Such reserved capital shall be kept on the Partnership’s account and withdrawn at the time and in the manner set forth in this Agreement.

7.4	Restrictions on Investment

The Partnership shall be subject to the following investment restrictions:

(1)

The Partnership shall not borrow funds from a third party for investment, except that the Partnership may borrow bridge loans from its Affiliates or other parties or incur temporary debts when the investment portfolio has a tight schedule and making capital calls is not practicable , or when the overseas investment policies have been tightened, the Partnership may borrow offshore bridge loans in the form of overseas loans under domestic guarantees, direct loans from foreign institutions, or loans through other methods to raise capital in time to fund the investment;

(2)

The Partnership shall not invest in stocks, futures, non-principal-guaranteed wealth management products (excluding monetary fund products, insurance asset management products on the monetary market, bond funds and fixed-income insurance asset management products), securities investment funds, corporate bonds rated below AAA, insurance plans and financial derivatives that are publicly traded in the secondary market, excluding circumstances that after the Partnership has acquired equity in a portfolio company, such portfolio company subsequently carries out listing or placement, or the shares and corporate bonds received by the Partnership as consideration for any disposal of Portfolio Investment, and participation in private placement of a listed company, acquisition of a listed company for the purpose of privatization, direct or indirect investment in a listed company by means of contractual transfer or other private transactions to the extent permitted by applicable laws and regulations;

(3)

The Partnership shall not absorb or absorb in a disguised manner deposits from the public, nor provide loans or guarantees to any Persons, except for the following circumstances: (i) making investment in the manner specified in Article 7.6; (ii) making debt investment within prescribed quote in a Portfolio at the same time of the equity investment, or providing bridge loans to a Portfolio that Partnership has invested or proposes to invest directly or indirectly; and (iii) providing guarantees for the bridge loan borrowed from a third party by a wholly-owned subsidiary established overseas by the Partnership for the purpose of participating in a Portfolio Investment through bridge loans in the form of overseas loans under domestic guarantees, direct loans from foreign institutions, or loans through other methods;

(4)

Upon the expiration of the Investment Period, the Partnership’s Unused Funds or uninvested capital shall not be used for investment, except for (i) completing any Portfolio Investment with respect to which the Partnership has signed a letter of intent, memorandum of understanding or similar document, or with respect to which the Partnership has made an investment commitment, or any ongoing Portfolio Investment; (ii) making follow-up investment in any existing Portfolio of the Partnership;

(5)	The Partnership shall not invest in real estate industry (including the purchase of real estate for its own use);

(6)	The Partnership’s capital shall not be used for sponsorship or donation purposes;

(7)	The Partnership shall not make external investments for which it may assume unlimited joint and several liabilities;

(8)

The Partnership shall make portfolio investments, and the amount of investment in a single taget generally shall not exceed 20% of the Total Capital Commitment of the Partnership, unless otherwise approved with affirmative votes by four (4) members of the Investment Decision-making Committee and by two thirds (2/3) or more of members of the Investment Advisory Committee, but such amount shall not exceed 50% of the Total Capital Commitment of the Partnership in any event ;

(9)

The total amount of investments made by the Partnership in PIPE and the exchangeable bonds privately issued by the shareholders of listed companies shall not exceed 20% of the Total Capital Commitment of the Partnership;

(10)	The Partnership shall not engage in any other activities prohibited by laws, regulations and this Agreement.

7.5	Reinvestment

All or any part of the distributable cash or assets received by the Partnership from the income of the Partnership shall not be reinvested. For the avoidance of doubt, the Target Shares held by the Partnership in accordance with Article 7.12 hereof and any subsequent transfer of the Target Shares by the Partnership to the Parallel Investment Vehicles (if any) shall not be deemed as investment by the Partnership, nor shall the consideration received for the transfer of the Target Shares be deemed as proceeds from the Portfolio Interests Disposal, and the Fund Manager may decide at its sole discretion whether to use such proceeds in other investment in accordance with the terms and conditions of this Agreement.

7.6	Debt-to-equity Investments and Similar Investments

The Partnership may make debt-to-equity investments or other similar investments in accordance with this Agreement.

7.7	Investment Decision-making Committee

7.7.1

The Investment Decision-making Committee shall consist of five (5) members, who shall be selected and appointed by the Fund Manager. Members shall have sufficient experience in investment or the relevant industry, and their term of office shall be consistent with the Term of the Partnership. The Investment Decision-making Committee may otherwise determine that the Partnership shall engage an independent third-party investment expert for providing investment advice to the Investment Decision-making Committee.

7.7.2

The Investment Decision-making Committee shall decide on the following matters for the Partnership: investment in the Portfolios (including, without limitation, the initial investment, increase of investment, conversion of dividends into shares, etc.) and exit from the Portfolios (including, without limitation, the time, price and method of exit, and whether to exercise or adjust any arrangement (if any) reached by the Partnership with respect to the Portfolios before its withdrawal from the Portfolios), amendment to the investment agreements and supplementary agreements thereto and other matters that shall be decided by the Investment Decision-making Committee according to this Agreement.

The Investment Decision-making Committee shall vote on the principle of one person, one vote. Unless otherwise specifically provided in this Agreement, the resolutions of the Investment Decision-making Committee on matters related to the Partnership’s investment in or exit from the Portfolios, and the matters relating thereto, shall be passed by at least four (4) affirmative votes in the Investment Decision-making Committee, and the resolutions of the other matters shall be passed by at least three (3) affirmative votes in the Investment Decision-making Committee.

7.7.3	Meetings of the Investment Decision-making Committee and Notice

(1)

The Investment Decision-making Committee may hold a meeting at any time when necessary, and the Fund Manager shall be responsible for delivering the meeting notice, materials to be used in the meeting and all related legal documents to all members of the Investment Decision-making Committee five (5) Business Days before the meeting.

(2)

The quorum of a meeting of Investment Decision-making Committee shall include all members of the Investment Decision-making Committee who must attend in person (or by proxy). A meeting of the Investment Decision-making Committee may be held by on-site meeting, telephone conference or voting through electronic communications.

7.7.4	Meeting Minutes of the Investment Decision-making Committee Meeting

Meetings of the Investment Decision-making Committee shall be recorded in writing, which shall be signed by all members (or proxies) present at the meetings and the recorder. The members (or proxies) present at the meeting may request to record the speeches they deliver at the meeting into the minutes as explanatory form. The Fund Manager shall keep minutes of the Investment Decision-making Committee’s meetings and written resolutions of the committee for a period of no less than ten (10) years following the completion of liquidation of the Partnership.

The minutes of the Investment Decision-making Committee’s meetings shall at least contain the following contents:

(1) The date and place of the meeting and the name of the convener;

(2) The method of convening the meeting and the names of the participants;

(3) Meeting agenda;

(4) Key points of members’ speeches;

(5) Voting method and results (including affirmative votes and objective votes) for each item;

(6) Other matters that shall be explained and recorded in the meeting minutes.

7.8	Investment Advisory Committee

7.8.1

The Partnership shall establish the Investment Advisory Committee. The Investment Advisory Committee shall consist of three (3) to five (5) Limited Partners (or their representatives), with ultimate number of members to be determined by the Fund Manager based on the aggregate number of all Limited Partners in the Partnership and the Parallel Investment Vehicles, if any, set forth in Article 7.12.1. Specifically:

(1)

If the total number of the Limited Partners of the Partnership and the Parallel Investment Vehicles (if any) is less than three (3), the Partnership and the Parallel Investment Vehicles (if any) shall suspend the establishment of the Investment Advisory Committee, and the Fund Manager shall temporarily decide to submit matters within the duties and authorities of the Investment Advisory Committee hereunder to the Investment Decision-making Committee, until the total number of the Limited Partners of the Partnership and the Parallel Investment Vehicles (if any) reaches to three (3);

(2)

If the total number of the Limited Partners of the Partnership and the Parallel Investment Vehicles (if any) is three (3) to five (5), each of such Limited Partner shall be entitled to one (1) seat on the Investment Advisory Committee;

(3)

If the total number of the Limited Partners of the Partnership and the Parallel Investment Vehicles (if any) exceeds five (5), each of the top five (5) Limited Partners with the highest Capital Commitments to the Partnership and the Parallel Investment Vehicles (if any) shall be entitled to one (1) seat on the Investment Advisory Committee.

In the case of any change in the number of the Limited Partners of the Partnership or the Parallel Investment Vehicles (if any) or amount of their Capital Commitments, the Fund Manager shall have the right to adjust the composition of the Investment Advisory Committee directly based on the foregoing principles. The term of office of the members of the Investment Advisory Committee shall be determined by the Fund Manager.

If the Limited Partner that obtains a seat in the Investment Advisory Committee is an individual, he/she should serve as member of the Investment Advisory Committee by himself/herself. If such Limited Partner is an entity, it shall appoint a representative to serve as member of the Investment Advisory Committee. A ten (10)-day prior notice should be provided to the Fund Manager prior to the change of the representative appointed to the Committee.

7.8.2

A member of the Investment Advisory Committee may resign from its position by giving thirty (30) days’ prior written notice to the Fund Manager. Any member shall be deemed automatically removed upon the occurrence of any of the following events:

(1)

The Limited Partner (or the Limited Partner who appointed a member of the Investment Advisory Committee) becomes a Defaulting Partner under this Agreement or the relevant agreement with any Parallel Investment Vehicle (if any);

(2)	The Limited Partner (or the Limited Partner who appointed a member of the Investment Advisory Committee) withdraws from the Partnership or any Parallel Investment Vehicle (if any);

(3)

The Limited Partner (or the Limited Partner who appointed a member of the Investment Advisory Committee) no longer meet the requirements under Article 7.8.1 due to reasons such as transfer of its Partnership Interests.

Upon the occurrence of any of the foregoing events, the Fund Manager may, by reference to the principles set forth in Article 7.8.1, designate another Limited Partner of the Partnership or the Parallel Investment Vehicles (if any) to replace such removed member.

7.8.3

The primary responsibility of the Investment Advisory Committee is to provide advisory opinions on specific matters at the request of the Fund Manager, in a manner without interfering with the normal operation and decision-making of the Partnership. In case of any breach of this provision by any member of the Investment Advisory Committee, the Fund Manager shall have the right to remove such member. For the avoidance of doubt, the Parties acknowledge that in no event shall the Fund Manager or its Affiliates be held liable for any acts on part of the members of the Investment Advisory Committee and the members shall be solely responsible for such liabilities (if any) and indemnify the losses, if any, suffered by the General Partner and/or the Fund Manager and/or the Partnership arising from such acts. In the event the Fund Manager removes a member of the Investment Advisory Committee in accordance with this Article, the Fund Manager may, in accordance with the principles set out in Article 7.8.1, designate another Limited Partner to replace the removed member.

7.8.4	Notwithstanding the provisions of Article 7.8.3, the Fund Manager shall submit the following matters to the Investment Advisory Committee for approval:

(1)

determination of the Final Closing Date which should be submitted to the Investment Advisory Committee as provided in Article 3.2.4 and arrangements for adjustment or waiver of the Subsequent Closing Compensation;

(2)	matters concerning the Related Party Transactions as set forth in Article 5.10.4;

(3)	determination of suspension of the Investment Period upon the occurrence of a Key Person Event and replacement of Key Person under Article 5.11;

(4)

matters subject to investment restrictions where the investment amount in a single subject by the Partnership exceeds 20% of the Partnership’s Total Capital Commitment in accordance with Article 7.4 (8);

(5)	engagement of any professional appraisal institution in relation to in-kind distribution and confirmation of the appraisal methodology as set forth in Article 9.1.2;

(6)	the General Partner’s pledge of its Partnership Interests as set forth in Article 12.3; and

(7)	other matters that shall be submitted to the Investment Advisory Committee as set forth in this Agreement.

7.8.5

A meeting of the Investment Advisory Committee may be called at any time for any of the matters set forth in Article 7.8.3. Meetings of the Investment Advisory Committee may be held on site, by telephone conference, video conference, voting though electronic communications or a combination of the foregoing. Subject to Article 5.10.4, any actions by the Investment Advisory Committee shall be approved by affirmative votes of two thirds (2/3) or more of all members of the Investment Advisory Committee. In addition, without the approval of the Investment Advisory Committee, the Fund Manager and/or the General Partner shall not carry out any of the matters that shall be submitted to the Investment Advisory Committee for approval under Article 7.8.4.

7.8.6

Unless otherwise provided herein, upon unanimous approval of the Investment Advisory Committee, the Investment Advisory Committee may determine to adjust the powers and functions delegated to it under Article 7.8.4 and the deliberation procedures specified in Article 7.8.5 and to entrust the Fund Manager or the Investment Decision-making Committee to exercise and perform such powers and functions.

7.8.7	Members of the Investment Advisory Committee shall not receive any remuneration for their participation in the work of the Investment Advisory Committee.

7.9	Observers

The Fund Manager may (but shall not be obligated to) invite certain Limited Partners of the Partnership to each appoint an observer to the Investment Decision-making Committee (the “Observer”). Such Observers may receive all meeting notices of and all proposals submitted to the Investment Decision-making Committee, and present all meetings of the Investment Decision-making Committee in the manner agreed by the Fund Manager, without being entitled to any voting right or power. A Limited Partners shall notify the Fund Manager in writing of the information of its Observer and shall give a ten (10) Business Days’ prior written notice to the Fund Manager if it intends to replace such Observer. Such replacement shall become legally effective to the Fund Manager and the Partnership from the date on which the Fund Manager receives the written notice. An Observer shall not interfere with the normal operation and decision-making of the Investment Decision-making Committee, and any Observer in breach of this provision may be removed by the Fund Manager. For the avoidance of doubt, the Parties acknowledge that in no event shall the Fund Manager or its Affiliates be held liable for any acts of the Observers. The Observers and the appointing Limited Partners shall be solely responsible for the liabilities arising from such Observers’ acts (if any).

7.10	Supervision and Escrow of Funds

7.10.1	Special Account for Fund Settlement

Upon or after the execution of this Agreement, the Partnership shall open a special account for the settlement of funds raised with a supervisory institution, for use of the collection and settlement of funds raised by the Partnership (i.e., the Capital Contributions and other amounts paid by the Partners, if any), distribution of proceeds to the Partners, refund of the property share in the Partnership and distribution of the remaining assets after liquidation of the Partnership. Upon completion of Capital Contributions by the Partners in accordance with this Agreement, the relevant supervisory institution will transfer such payment to the Escrow Account of the Partnership. The Escrow Account shall not be used for any other purposes except for those conducted in accordance with laws and regulations.

The Partnership shall pay account supervisory fees to the supervisory institution in accordance with the agreement for the supervision of the special account for the settlement of funds raised (name of which shall be subject to final version signed by the parties, and the same applies to below), and such fees shall be included in the Partnership Expenses. In principle, the supervisory institution shall charge a supervisory fee for the special account for the settlement of funds raised at a rate of [***] %, provided that the amount of the supervisory fee and the payment arrangements shall be subject to the terms of the relevant agreement for the supervision of such account.

7.10.2	Subject to Article 6.3, the Partnership shall pay fees to the Custodian Bank in accordance with the escrow agreement entered into between the Partnership and the Custodian Bank.

7.11	Co-investment Arrangement

7.11.1

With respect to any Portfolio to be invested by the Partnership, if the Fund Manager, at its sole discretion, determines that it is advisable for the Partnership to make joint investment together with a specific Limited Partner or a co-investment fund designated by such Limited Partner (collectively, the “Co-investment LPs”) into such Portfolio, the Fund Manager may notify such Co-investment LPs in writing and, within twenty Business days after the date on which such notice is given (the “Co-investment Negotiation Period”), negotiate with the Co-investment LPs in connection with the co-investment plan (including the form, amount, proportion and other investment terms and conditions of such investment), and the Co-investment LPs shall invest in the Portfolio together with the Partnership based on the investment plan agreed upon by the Fund Manager and the Co-investment LPs. For the avoidance of doubt, the Partnership and the Co-investment LPs shall be deemed to make investment in the Portfolio separately but not jointly, and the Partnership shall not be held liable jointly for any investment made by the Co-investment LPs.

7.11.2

The Parties acknowledge that the above co-investment arrangement between the Partnership and any Co-investment LP shall in no way affect the Partnership’s proposed investment in a Portfolio that has been approved by the Investment Decision-making Committee. After the expiration of the Co-investment Negotiation Period, the Partnership may make independent investment in such Portfolio at any time as approved by the Investment Decision-making Committee, regardless of whether the Partnership and the Co-investment LPs have agreed upon the investment plan for joint investment in such Portfolio, and whether the Co-investment LPs have completed the co-investment in such Portfolio according to the agreed plan.

7.11.3

All the Partners unanimously hereby consent to the above special arrangements, and acknowledge that such arrangements shall not constitute Related Party Transactions nor result in conflicts of interests as set forth herein and the Fund Manager may decide to implement such arrangements according to the principle of fairness and good faith. In such case, none of the Limited Partners shall have the right to claim for any damages or other liabilities against the General Partner, the Fund Manager and the Co-investment LPs or their Affiliates.

7.12	Parallel Investment Vehicle

7.12.1

If the Fund Manager determines, at its sole discretion, that certain investors shall not be admitted into the Partnership as the Limited Partners or continue to serve as the Limited Partners due to legal, tax or regulatory factors, or in order to meet special requirements of certain investors in fundraising stage and future investment stage, the Fund Manager may establish one or more investment entities apart from the Partnership (the “Parallel Investment Vehicles”), to admit such investors into the Parallel Investment Vehicles as the limited partners, shareholders or similar equity holders, and procure such Parallel Investment Vehicles to make co-investment with the Partnership. The investment ratio between the Partnership and any Parallel Investment Vehicle in the Portfolios shall be determined on the Final Closing Date in proportion to their respective total capital commitments as of the Final Closing Date to the sum of total capital commitments of the Partnership and the Parallel Investment Vehicles as of the Final Closing Date (the “Parallel Investment Ratio”). For the avoidance of doubt, upon occurrence of any excluded investments as specified in Article 7.15 to the Partnership or the Parallel Investment Vehicles, with respect to any Portfolio to be added or with respect to which the investment amount is to be increased after the occurrence of such excluded investments, the Parallel Investment Ratio between the Partnership and a Parallel Investment Vehicle shall be adjusted based on their respective capital commitments after the exclusion of relevant investments according to foregoing calculation method; if the Partnership or any Parallel Investment Vehicle is required to reduce the Capital Commitment of a Defaulting Partner in accordance with Article 3.3.1 (4), the remaining investable capital of the Partnership or the Parallel Investment Vehicles shall be adjusted to the amount of the difference between the Total Capital Commitment of the Partnership or the Parallel Investment Vehicles after such reduction and the total investment cost of the Portfolios that the Partnership has invested as of such reduction. With respect to any Portfolio to be added or with respect to which the investment amount is to be increased after such reduction, the Parallel Investment Ratio between the Partnership and the Parallel Investment Vehicles shall be determined based on the ratio of their respective remaining investable capital after such reduction to the sum of total remaining investable capital of the Partnership and the Parallel Investment Vehicles after such reduction. The constitutional documents of any Parallel Investment Vehicle, such as the articles of association/partnership agreement, shall contain commercial and legal terms substantially the same as this Agreement, except for those changes that the Fund Manager determines necessary to achieve the purpose of such Parallel Investment Vehicle.

7.12.2

After the Fund Manager establishes any Parallel Investment Vehicle in accordance with Article 7.12.1, unless otherwise provided in this Agreement, if Investment Decision-making Committee or the Investment Advisory Committee (if any) passes resolutions with respect to any matter requiring their consent or determination according to this Agreement (unless the relevant matter, as the Fund Manager determines at its sole discretion in accordance with this Agreement, only involves a single Parallel Investment Vehicle), the relevant resolutions shall become valid and enforceable upon approval of the investment decision-making committee or the investment advisory committee (if any) of all the Parallel Investment Vehicles.

7.12.3

In terms of Portfolios to be co-invested by the Partnership and the Parallel Investment Vehicles, the Fund Manager shall have the right to determine, at its sole discretion, based on actual conditions at the time, that the Partnership and the Parallel Investment Vehicles should first inject the investment amount into the special purpose vehicle identified by the Fund Manager based on their respective Parallel Investment Ratio and then such special purpose vehicle shall invest the investment amount in the Portfolio. Matters to be settled between the Partnership and any Parallel Investment Vehicle in connection with the Subsequent Closing Compensation to be paid by the Subsequent Partners to the Partnership and the Parallel Investment Vehicles in accordance with Article 3.2.4 (3), and the liabilities for breach of this Agreement to be borne by the Defaulting Partners to the Partnership and the Parallel Investment Vehicles in accordance with Article 3.3.1 (7) for failure of payment of the Subsequent Closing Compensation in accordance with this Agreement, shall be separately specified in the agreement on investment in the special purpose vehicle. The Partnership and the Parallel Investment Vehicles shall make settlement with their respective relevant partners after the relevant settlement has been completed at the level of the special purpose vehicle.

7.12.4

If any Parallel Investment Vehicle fails to co-invest with the Partnership in any Portfolio due to failure in establishment, fundraising or any other reasons, one or more investors (the “Earlier Investors”) that prepared to make investments may invest in the Portfolio directly or through such special purpose vehicle in the amount determined by the Earlier Investors at their sole discretion in accordance with their internal decision-making procedures. After the Final Closing Date, the Partnership and the Parallel Investment Vehicles shall adjust their respective investment ratio in the Portfolio based on the Parallel Investment Ratio.

Any Parallel Investment Vehicle that has not make co-investment in the Portfolio with Partnership shall immediately request the Earlier Investors to transfer to it the corresponding investment shares in the Portfolio (the “Target Shares”), directly or indirectly through the special purpose vehicle. The amount of the Target Shares to be transferred shall be the difference between the investment share in the Portfolio that the Parallel Investment Vehicles should have been entitled based on its Parallel Investment Ratio and the investment share in the Portfolio that is already in the possession of Parallel Investment Vehicle directly or through the special purpose vehicle. Any other parties acquiring the Target Shares shall pay the Earlier Investors a consideration equal to the relevant investment cost of the Portfolio related to the Target Shares. If the Portfolio generates revenues from the Portfolio Interests Disposal and/or distribution of dividends at the time of the transfer of Target Shares or due to any reasons, such income that shall be distributed to the Target Shares on a pro rata basis may be used to offset the consideration payable by the party acquiring the Target Shares. For the avoidance of doubt, the foregoing provisions shall not exclude the right of the Earlier Investors to request any Parallel Investment Vehicle that has not invested in the Portfolio to acquire the Target Shares.

Such other parties acquiring the Target Shares shall become the legitimate owner of the Target Shares and be entitled to all rights and interests thereto upon the payment of the aforesaid consideration in full to the Earlier Investors, and the transfer of the Target Shares shall be deemed as completed. Prior to the completion of the transfer of the Target Shares, the Earlier Investors shall be entitled to all rights and interests of the Target Shares, unless as otherwise decided by the relevant parties with the consent of their respective investment decision-making committees and investment advisory committees (if any). For the avoidance of doubt, after the completion of the transfer of the Target Shares, the Target Shares to which each of the other parties has acquired shall still be subject to the provisions with respect to the Subsequent Partners under Article 3.2.4 (3) hereof, including the allocation of the investment costs in connection with any part of the Portfolio Interests Disposal (regardless of whether the proceeds received from such disposal have been actually settled and distributed) that have been completed by the Partnership or the Parallel Investment Vehicles (if any), and the allocation of profits or losses derived from any disposal or distribution of profits of such Portfolios before the Subsequent Partners cease to participate in the Subsequent Closings.

For the avoidance of doubt, the Parties further agree that, if an Earlier Investor is subject to additional taxes than the relevant amount based on the transfer consideration calculated as set forth above due to the increase in the value of such Target Shares at the time of transfer as the Target Shares to be transferred by the Earlier Investor involve the equity interest, capital contribution or other interests in the underlying portfolio company, or for any other reasons, such additional taxes shall be solely assumed by the transferee of the Target Shares.

7.12.5

If any of the Parallel Investment Vehicles and the Partnership intend to reduce their investment share in a Portfolio or withdraw from a Portfolio directly or indirectly through a special purpose vehicle, unless otherwise approved by the investment decision-making committee and investment advisory committee (if any) of the Parallel Investment Vehicles and the Partnership respectively, the Parallel Investment Vehicles and the Partnership shall determine the respective percentage of reduction or withdrawal based on their respective Parallel Investment Ratio, and shall effect such reduction or withdrawal from the Portfolio simultaneously.

7.13	Alternative Investment Vehicles

7.13.1

If, at any time, the Fund Manager determines that, based on legal, tax, regulatory, facilitation of investment or other considerations, some or all of the Partners may participate in any proposed or existing Portfolio Investment only through one or more Alternative Investment Vehicles or it determines that it is in the better interests of the Partnership or the Limited Partners to participate in any proposed or existing Portfolio Investment through an Alternative Investment Vehicle, or it determines that it is inappropriate for the Partnership to continue to act as the investment entity to make Portfolio Investment due to any change in the laws and regulations of the PRC or policies of the place of its incorporation, the Fund Manager may adjust its investment strategy based on the actual investment needs, make such investment through other partnerships, contractual funds or other forms of investment entities (the “Alternative Investment Vehicles”), and deliver the equity interests and other beneficial rights, if any, it has already obtained due to participation in Portfolio Investments to the new investment entity in the form permitted by the law, and may make arrangement with respect to all or any portion of such investment according to the following method:

(1) in the case of a proposed Portfolio Investment by the Partnership, the Partnership shall require all or some Partners to be admitted as the limited partners or investors of an Alternative Investment Vehicle with respect to such proposed Portfolio Investment and to make capital contributions directly to such Alternative Investment Vehicle (if a Partner has made Capital Contributions to the Partnership, the Partnership may refund such Capital Contributions to the relevant Partner and make capital contributions or provide financing to the Alternative Investment Vehicle on behalf of the relevant Partner);

(2) in the case of an existing Portfolio Investment, the Partnership shall transfer such Portfolio Investment to an Alternative Investment Vehicle; and

(3) in the case of a proposed Portfolio Investment or an existing Portfolio Investment, the Partnership shall establish an Alternative Investment Vehicle and allocate its interests to certain or all the Partners that are admitted to such Alternative Investment Vehicle as the limited partners or investors.

7.13.2

Each of such Alternative Investment Vehicles shall be controlled or managed by the Fund Manager or its Affiliates, and shall make investments in parallel with, or in place of the Partnership with respect to the relevant Portfolio Investment, and the members, partners or shareholders (or similar equity investors) of such Alternative Investment Vehicle shall only be served by the Partners of the Partnership or their Affiliates. The constitutional documents of such Alternative Investment Vehicle shall provide that the investors holding its interest shall bear limited liability in the entity.

7.13.3

For each Partner that is admitted to and makes investment through the Alternative Investment Vehicle, such Partner’s capital contributions to such Alternative Investment Vehicle shall offset such Partner’s outstanding Capital Commitment to the Partnership. Any management fee or similar amount shared by or paid by any Partner in connection with the fund manager of the Alternative Investment Vehicle shall offset the Management Fee to be shared by such Partner to the Partnership.

7.13.4

For the purposes of making distribution by the Partnership and the Alternative Investment Vehicles, the investment returns of the Alternative Investment Vehicles and the Partnership shall be calculated on combined basis, unless the Fund Manager determines that such calculation arrangement will cause adverse effect to the Partnership or the Partners such as increase in tax, legal or regulatory risks, contractual risks or transnational risks and takes other methods.

7.13.5

In terms of the above transaction arrangements, the Limited Partners hereby acknowledge and approves any Related Party Transactions that may arise therefrom, and agree to execute relevant documents upon request of the Fund Manager when necessary.

7.14	Restrictions on Loans

The Partnership shall not borrow funds from any third party without the unanimous consent of all the Partners. Notwithstanding the foregoing, subject to the decision of the Fund Manager, the Partnership may borrow bridge loans from its Affiliates or other parties or incur temporary debts for the purpose of funding a Portfolio Investment when the investment portfolio has a tight schedule and making capital calls is not practicable; or when the overseas investment policies have been tightened, the Partnership may borrow offshore bridge loans in the form of overseas loans under domestic guarantees, direct loans from foreign institutions, or loans through other methods to raise capital in time to fund the investment. The Limited Partners hereby acknowledge and approves any Related Party Transactions that may arise therefrom.

7.15	Excluded Investments

7.15.1

Before the Partnership makes a determination with respect to any proposed Portfolio Investment in accordance with this Agreement, the Fund Manager may prevent any Limited Partner from participating in any Portfolio, in whole or in part, if : (1) the Fund Manager determines, in its reasonable judgment, that the participation of a Limited Partner in such Portfolio will have material adverse effect on the Partnership, or will cause the Partnership to be unable to participate in such Portfolio, or will significantly increase the risks or costs of the Partnership in respect of investment in such Portfolio, or may impose additional material burdens whether in legal, tax, regulatory or other aspects over the Partnership, the General Partner/the Fund Manager, any Partner or its Affiliate, or (2) upon proposal by such Limited Partner and approval by the Fund Manager, or (3) the Portfolio expressly excludes the participation of a specific Limited Partner, unless otherwise agreed upon by the Fund Manager and such Limited Partners.

7.15.2

The Limited Partners who propose not to participate in or are excluded from a Portfolio pursuant to Article 7.15.1 above (collectively, the “Excluded Investors”) shall not share the costs and losses and the Partnership Expenses relating to such Portfolio nor be entitled to any distribution of proceeds derived from such Portfolio. For the avoidance of doubt, in the case of any additional investments in an existing Portfolio, any Excluded Investor with respect to the Portfolio shall not be entitled to participate in such additional investment even if the reasons for investment exclusion no longer exist. For an investor who is partially excluded from the Portfolio, it can participate in such additional investment to the extent not exceed its investment cost sharing percentage in such Portfolio prior to such additional investment.

7.15.3

Upon the occurrence of any Excluded Investments as set forth in this Article 7.15, the successor Limited Partner to which the Excluded Investor transfers its Partnership Interests in accordance herewith shall, with respect to the investments made prior to such transfer, be deemed as an Excluded Investor partially or wholly according to status of the transferee.

7.15.4

If any Limited Partner who proposes not to participate in or is excluded from participating in a Portfolio in accordance with this Article, the Fund Manager may (1) calculate the capital contribution of each Limited Partner for such Portfolio in proportion to the outstanding Capital Commitments of all the Limited Partners (other than the Excluded Investors), and such capital contributions shall be subject to their respective outstanding Capital Commitments, within the capital contribution otherwise payable by such Limited Partner for such Portfolio (the “Excluded Amount”), and/or (2) provide the Limited Partners (other than the Excluded Investor) or third parties with co-investment opportunities with respect to the Portfolio within the scope of such Excluded Amount. For the avoidance of doubt, this Article shall not discharge any Excluded Investor from the obligations to make Capital Contribution to the Partnership in respective of investment costs for any future Portfolio Investments and Partnership Expenses, which shall be limited to the Excluded Investor’s outstanding Capital Commitment.

7.16	Portfolio Exit

The Fund Manager will use reasonable efforts to cause the Partnership to exit the Portfolio in an appropriate manner. The details of the exit plan shall be approved by the Investment Decision-making Committee in accordance with this Agreement before implementation.

8 Partners’ Meeting

8.1

The Partners’ Meeting shall consist of all the Partners and serve as the deliberative institution of the Partnership. Unless otherwise provided herein, the Partners’ Meeting shall be convened and presided over by the General Partner. Upon (1) proposal by the General Partner, or (2) proposal by the Limited Partners representing more than half (1/2) of the voting rights, an interim Partners’ Meeting shall be held. The Partners’ Meeting shall exercise its functions and powers in accordance with law, including:

(1)	to review the Partnership’s annual report, the content of which shall include the investment operation report and audited annual financial statements of the Partnership for the preceding year;

(2)

to determine, based on the proposal submitted by the General Partner, the early termination of the Partnership, except where the Partnership shall be terminated in accordance with Article 2.8.4 hereof;

(3)

to determine, based on the proposal submitted by the General Partner, the extension of the Term of the Partnership which is subject to the approval of the Partners’ Meeting as provided herein or the rate and collection arrangements of the Management Fee following the expiration of the Term (eight (8) years) (the Fund Manager may decide not to charge the Management Fee following the expiration of the Term of the Partnership at its sole discretion without holding a Partners’ Meeting);

(4)

to determine, based on the proposal submitted by the General Partner, amendments and supplements to the terms of this Agreement which are subject to the approval of the Partners’ Meeting as provided herein;

(5)

to review the proposal for replacement of the Fund Manager as the Fund Manager becomes disqualified to serve as a private equity fund manager under the AMAC, is dissolved, is revoked by law, becomes bankrupt or loses the ability to continue to manage the Partnership due to any other objective reasons. Before the replacement is completed, the Partnership shall not make any new investment, and the Fund Manager or the General Partner shall continue to maintain the normal operation of the Partnership and safeguard the property of the Partnership;

(6)	to consider other matters requiring the consent or approval of the Partners’ Meeting as expressly provided herein.

If a proposal submitted by the General Partner fails to be adopted at the Partners’ Meeting, the General Partner shall be solely responsible for amending such proposal or formulating a new proposal and re-submit such proposal to the Partners’ Meeting for approval.

All the Partners further agree that the Partners’ Meeting may be held by video conference, on-site meeting, telephone conference, circulation of written report or a combination of the foregoing subject to the determination of the General Partner convening the meeting. If the annual Partners’ Meeting is held through written report, the Fund Manager shall circulate the annual report for the preceding year to all the Partners, and report to all the Partners in writing on investment activities of the Partnership.

Except for the meetings above, the General Partner may determine at its sole discretion whether to hold an annual Partners’ Meeting to brief all the Partners on the operation of the Partnership in the preceding year.

8.2

Unless otherwise expressly provided herein, matters subject to consent or approval of the Partners’ Meeting shall be approved by the Partners (which shall include the General Partner) representing more than two- thirds (2/3) of the voting rights present at the meeting.

Unless otherwise provided herein, each Partner shall exercise its voting rights in proportion to its Capital Contributions to the Partnership (the “Voting Right”).

Any Partner who breaches any provision hereunder shall not exercise its Voting Right before such breach has been fully cured, and it shall be excluded from the calculation of the total Voting Rights of all the Partners.

8.3	The meeting notice sent by the Partner convening the Partners’ Meeting in accordance with this Agreement shall at least contain the following information:

(1)	Time and place of the meeting;

(2)	Method of holding the meeting;

(3)	Agenda of the meeting;

(4)	Meeting materials to be reviewed by the Partners; and

(5)	Contact person and contact information.

8.4

A Partner may delegate another Partner as proxy to attend the Partners’ Meeting and/or exercise Voting Right by signing a written power of attorney, which shall be submitted to the meeting convener prior to the Partners’ Meeting.

8.5

All the Partners shall attend the Partners’ Meeting at the time and place specified in the meeting notice. If a Partner is unable to attend the Partners’ Meeting, it may a delegate another Partner as proxy to attend the Partners’ Meeting and/or exercise Voting Right by signing a written power of attorney, which shall be submitted to the meeting convener prior to the Partners’ Meeting.

8.6

A Partners’ Meeting is duly constituted if the Partners present the meeting representing more than one-third (1/3) of the Voting Rights of all the Partners (which shall include the General Partner). After such quorum has been obtained, any Partner who fails to attend the Partners’ Meeting and/or exercise its Voting Right at the time specified in the meeting notice, either in person or by proxy, shall be deemed to have automatically waived its right to attend the Partners’ Meeting and/or exercise its Voting Rights. The Voting Right of such abstaining Partner shall be excluded from the calculation of the total Voting Rights of all the Partners. In such case, the resolutions passed by the Partners present the Partners’ Meeting shall be valid.

8.7

Resolutions of the Partners’ Meeting may be made through written documents (including, without limitation, by facsimile and letter) without holding a meeting, and such resolutions shall be deemed to be valid after it is executed by all the Partners representing number of Voting Rights required for the adoption of such resolutions according to this Agreement. Such resolutions shall become effective on the date when all the Partners constituting the required number of Voting Rights for such resolutions have affixed their signature.

8.8

If any Partner fails to reply in writing to indicate its agreement or disagreement with any proposal submitted to the Partners’ Meeting for approval within ten (10) Business Days after the General Partner has submitted the proposal to the Partners’ Meeting and a meeting has been validly held (or after all the Partners have received such proposal, in case of resolutions though written documents), such Partner shall be deemed to have waived its Voting Right with respect to such proposal, and Voting Rights represented by such abstaining Partner shall be excluded from the calculation of the total Voting Rights of all the Partners.

8.9

The convener of the Partners’ Meeting shall be responsible for arranging for preparing meeting minutes, preparing meeting summaries, archiving meeting documents, and promptly delivering such minutes, summaries and documents to the Executive Partner for record-keeping, which shall be kept for no less than ten (10) years following the liquidation of the Partnership.

9 Distributions and Losses Allocation

9.1	Partnership Income

The Partnership shall operate independently, make profits to the extent legally permissible, and seek to maximize investment returns for the Partners.

9.1.1	Composition of the Partnership Income (collectively, the “Partnership Income”);

(1)	dividends, distribution of proceeds or liquidated assets received by the Partnership in respect of any Portfolio;

(2)

income received by the Partnership at the time of Portfolio exit via transfer of assets, equity interests or other interests (including decrease in shareholding after listing according to law) or purchase of the Partnership’s investments by a third party;

(3)	income arising from the utilization of the Unused Funds; and

(4)

other income received by the Partnership (including, without limitation, the remaining part of financial consulting fees, governmental incentives, financial rebates and liquidated damages paid by the Defaulting Partners to the Partnership after offsetting the losses of the Partnership, if any. However, the Overdue Capital Contribution Interests, the Overdue Fines, the Liquidated Damages and other compensation in connection with liabilities for breach of contract on part of a Defaulting Partner shall not be included in the income of the Partnership that are distributable to such Defaulting Partner).

For the avoidance of doubt, the Partnership Income in principle shall consist of items mentioned above but the Partnership Income actually received by the Partnership shall be subject to the actual conditions of the operation.

9.1.2	Realization of Investment

Unless otherwise provided in this Agreement, prior to the liquidation of the Partnership, the Fund Manager shall monetize the investments of the Partnership and avoid making in-kind distributions. Notwithstanding the foregoing, if such monetization is impossible or an in-kind distribution, as determined by the Fund Manager at its sole discretion, is in the best interests of all the Partners, the Fund Manager may decide to make in-kind distributions at the fair market value, provided that the in-kind distribution plan shall be determined by the Investment Advisory Committee (including, without limitation, pricing mechanism of such in-kind distributions, appointment of appraisal firm and determination of appraisal method).

In the case of an in-kind distribution by the Partnership, the Fund Manager shall be responsible to assist each Partner in completing registration procedures in respect of receipt of the assets transfer and assist each Partner in performing information disclosure obligations in connection with such assets transfer in accordance with relevant laws and regulations; the Limited Partners receiving the in-kind distribution may entrust the Fund Manager to dispose of the in-kind assets received by them on their behalf and according to their instructions, the details of such arrangements shall be determined in writing by the Fund Manager and the relevant Limited Partners through consultation separately at that time.

9.2	Distribution of the Partnership Income

Except for the relevant proceeds for making in-kind distributions and/or re-investments as determined by the Fund Manager in accordance with Article 7.5, after the Partnership receives any income, the Fund Manager shall establish a distribution plan within the reasonable time period determined by itself, and distribute the distributable proceeds (after deducting the relevant expenses and making reasonable reservations for future expenses) in the order of distribution set forth below.

During the term of the Partnership, the distributable proceeds received by the Partnership shall be distributed according to the following order and in accordance with the distribution plan made from time to time pursuant to Article 9.4:

(1)

Return of Capital Contributions to all the Partners. First, to the General Partner and all the Limited Partners (as a whole) in proportion to their Capital Contributions to the Partnership (the distributions among Limited Partners shall be conducted in accordance with Paragraph (6) below), until each Partner has received distributions equal to its Total Capital Contribution to the Partnership.

(2)

Preferred Return to all the Partners with respect to their Capital Contributions to the Partnership. Second, to the General Partner and all the Limited Partners (the distributions among all Limited Partners shall be conducted in accordance with Paragraph (6) below), until the return rate of each Partner with respect to its Capital Contributions to the Partnership equal to the preferred return rate (the “Preferred Return Rate”), and the proceeds received hereunder shall be the “Preferred Return”. The Preferred Return Rate shall be a simple interest rate of [***]% per annum (calculated based on a year of 365 days). The Preferred Return shall be calculated from the date on which the Capital Contributions are paid by the General Partner or the Limited Partners (or, if there are inconsistencies among the date on which the Capital Contributions are paid, the Initial Closing Date and the expiration date of the Investment Cooling-Off Period, whichever is later shall apply). Where the Capital Contributions are paid in installments, the Preferred Return Rate shall be calculated separately for each installment. If the General Partner and the Limited Partners withdraw their Capital Contributions in installments during the above distribution process, the Preferred Return with respect to such Capital Contributions withdrawn in each installment shall be calculated until the date on which such installment of Capital Contribution has been actually withdrawn by the General Partner or the Limited Partner.

(3)

Catch-Up. Thirdly, to the Fund Manager, until the amount received by the Fund Manager under this Paragraph (3) reaches to [***]% of the aggregate Preferred Return received by all the Partners under Paragraph (2) above.

(4)

Special Return. If there is any remaining after completion of distributions in the above Paragraphs, [***]% of the remaining shall be distributed to the General Partner and all the Limited Partners in proportion to their respective Capital Contributions to the Partnership (the distributions among the Limited Partners shall be conducted in accordance with Paragraph (6) below, and the [***]% shall be distributed to the Fund Manager.

(5)

The Parties acknowledge that, before the distribution of Capital Contributions made by any Subsequent Partner to the Partnership in accordance with Paragraph (1) of this Article, if such Subsequent Partner has not paid the Subsequent Closing Compensation in accordance with Article 3.2.4, the Partnership shall be entitled to deduct and withhold an equivalent amount of the Subsequent Closing Compensation payable by such Subsequent Partner under Article 3.2.4 from the amounts to be distributed to such Subsequent Partner in accordance with Paragraph (1). Such Subsequent Closing Compensation shall be distributed by the Partnership among all the Prior Partners (other than the Defaulting Partners) of the Partnership and the corresponding Parallel Investment Vehicle (if any) with respect to such Subsequent Partner as set forth in Article 7.12.1 based on their then Parallel Capital Contribution Ratio. If any Subsequent Partner fails to pay the Subsequent Closing Compensation in accordance with Article 3.2.4 (3), the Overdue Capital Contribution Interest, the Overdue Fines, the Liquidated Damages and other compensations required for the liabilities for such breach of the Defaulting Partner shall be allocated among all non-Defaulting Partners of the Partnership and the Parallel Investment Vehicles, if any, as set forth in Article 7.12.1 (excluding the Partners against whom the Overdue Capital Contribution Interest, the Overdue Fines, or the Liquidated Damages have been waived by the Fund Manager) in proportion to their respective Parallel Capital Contribution Ratio.

(6)

In particular, when any distributions are to be made to the Limited Partners pursuant to Paragraphs (1) to (5) above, the distributions shall be made among the Limited Partners according to the following order:

(i)

First, add the total amount of the distributions to all Limited Partners and all “Final LP Management Fees” recorded by the Fund Manager as of the date immediately prior to the distribution, the result of which shall be the “Total Estimated Distribution Amount”;

(ii)

The “Estimated Distribution Amount” for each Limited Partner shall be calculated based on the “Total LP Distribution Amount” in proportion to the Capital Contributions of each Limited Partner in terms of any Portfolio that generates such income;

(iii)

The amount of the “Estimated Distribution Amount” with respect to each Limited Partner, after deducting the “Final LP Management Fee” recorded by the Fund Manager with respect to such Limited Partner immediately prior to the distribution, shall be the actual distribution amount payable by the Partnership to such Limited Partner.

For the avoidance of doubt, any “Final LP Management Fee”, after being deducted in making distributions according to Paragraph (iii) above, shall not be deducted again when calculating the “Total Estimated Distribution Amount” for purpose of distributions made under other Paragraphs, nor shall such amount be deducted again in the calculation of the actual distribution amount payable by the Partnership to such Limited Partner pursuant to this Paragraph (iii).

(7)

The Parties acknowledge that, if (1) the distributions of proceeds of the Partnership shall be made during the Investment Period of the Partnership, (2) any decision with respect to any Partner to be excluded from participating in Portfolio investment shall be made pursuant to Article 7.15, or (3) in the event any Partner has not paid all of its Capital Commitment when conducting the distributions, any proceeds generated from any Portfolio, including proceeds generated from the Portfolio Interests Disposal, and/or dividends received from such Portfolio, as part of the distributable proceeds of the Partnership, shall be distributed among the Partners in proportion to their respective Capital Contributions in such Portfolio.

Notwithstanding the foregoing, the Partnership shall make income distributions to the Defaulting Partners subject to the relevant provisions of Article 3.3.1. Furthermore, if resolutions have been made at the Partners’ Meeting to replace the Fund Manager in accordance with this Agreement, the Distribution Proceeds to be received by the Fund Manager pursuant to this Article 9.2 (for the avoidance of doubt, the distributions received by the Fund Manager under Articles 9.2 (3) and 9.2 (4), shall be referred to as the Fund Manager’s “Distribution Proceeds”) shall be limited to the distributions actually occurred and have been completed as of the Fund Manager Removal Date (excluding such date).

All the Partners unanimously acknowledge and agree that the Fund Manager may determine to waive or adjust the amount/percentage of the Preferred Return and/or Catch-Up and/or Special Return under Article 9.2 of a specific Partner. The Fund Manager may designate the Partnership to pay a portion or all of the Catch-Up and/or Special Return directly to other Persons designated by the Fund Manager.

9.3	Distribution of Proceeds upon Liquidation

If the Partnership enters into liquidation procedures upon the expiration of the Term of the Partnership in accordance with relevant provisions hereof, or upon the early termination of the Partnership with the approval of the Partners’ Meeting, within three (3) months after the completion of liquidation audit by an audit firm, any remaining cash proceeds of the Partnership after deduction of the expenses under Paragraphs (1) to (5) of Article 17.3.1 shall be distributed in accordance with the order set forth in Article 9.2 above. All the Partners acknowledge that the distribution made according to Article 9.2 above shall only serve as a pre-distribution of cash assets during the Term of the Partnership, and upon the liquidation of the Partnership, after a comprehensive accounting of the income generated by the Partnership during the Term, if the amount that has already been distributed to any Partner exceeds the amount it is entitled to, the excess amount shall be returned to the Partnership for re-distribution to make the overall income distribution of the Partnership tin accordance with this Agreement. However, such excessive distribution returned by each Partner to the Partnership shall be subject to the balance of such distribution amount net of any taxes payable thereon.

9.4	Formulation and Implementation of Distribution Plan

The Fund Manager shall, based on the income distribution arrangements of the Partnership under Article 9.2, formulate and implement each pre-distribution and/or distribution plan of the Partnership (the “Distribution Plan”) in accordance with the formal audited report issued by the auditor or, if reasonable withholding of expenses have been made, the unaudited financial reports of the Partnership.

During the Term of the Partnership, the Fund Manager may determine to make distributions from time to time at its own discretion. All the Partners hereby acknowledge and agree that the Fund Manager shall have the right to decide on the amount and timing of any distributions.

9.5	Taxes

9.5.1

The taxes (including but not limited to income tax, value-added tax and surcharge, stamp duty, and deed tax) incurred by the Partnership and/or the Portfolios of the Partnership shall be declared and paid in accordance with the tax laws and regulations of the PRC and shall be deducted prior to the distribution of proceeds.

9.5.2

Pursuant to the Partnership Enterprise Law and other relevant provisions, the Partnership is not an income tax subject, and each Partner shall be liable to declare and pay income tax with respect to the production and business income and other income of the Partnership in accordance with the relevant provisions. If the Partnership is subject to taxes withholding obligations according to the laws and regulations, normative documents of the relevant authorities or tax collection and administration policies, the Partnership shall withhold taxes in accordance with the laws and regulations and notify the Partners accordingly.

9.5.3

After the completion of distribution (including distribution in cash and distribution in kind) by the Partnership in accordance with the relevant provisions of this Article 9, if the Partnership is required to pay any additional taxes and/or withhold any additional taxes for the relevant Partners by the then effective laws and regulations or the competent tax authorities, the relevant Partners shall return the relevant amount to the Partnership within the time limit designated by the General Partner so as to satisfy the foregoing requirements of the laws and regulations and the competent tax authorities. If the Partnership is required to pay additional taxes by the tax authorities after the liquidation of the Partnership, the General Partner may claim indemnification for such amount against the Partners.

9.6	Allocation of Losses and Liabilities

9.6.1	The losses and liabilities of the Partnership shall be allocated among the Partners in proportion to their respective Capital Contributions.

9.6.2

The liability of each Limited Partner for the debts of the Partnership shall be limited to the amount of its Capital Committment, while the General Partner shall be jointly and severally liable for the debts of the Partnership to an unlimited extent.

10 Representations and Warranties

10.1	Representations and Warranties of the Limited Partner

Each of the Limited Partner hereby represents and warrants that:

(1)	it has carefully read this Agreement and understood the exact meaning of the terms of this Agreement;

(2)

the RMB capital contributions paid to the Partnership are lawful and its own funds. The Limited Partner has not raised or issued any financial products with collective fundraising purpose in any form, directly or indirectly, by using its subscribed Partnership Interests or its right to income as the investment target; has not transferred or split for transfer its subscribed Partnership Interests or the income right thereto, or otherwise circumvented the criteria of qualified investors[1]; and has not, through any structured arrangement or agreement, enabled a third party to have control or other rights over the funds used by the Limited Partner for capital contribution or the Partnership Interests of the Limited Partner or otherwise affiliated in any form. Notwithstanding the foregoing, to the extent permitted by laws and regulations and with the consent of the General Partner (which shall be decided in its sole discretion), the sources of funds used by Limited Partner for capital contribution may not be subject to the foregoing restrictions, including but not limited to that the sources of such funds can be private equity funds (such as contractual funds);

(3)

for a non-individual Limited Partner, it has adopted valid resolutions and is duly authorized to sign this Agreement in accordance with its internal procedures, and the person signing this Agreement on its behalf is its legal and duly authorized representative; the execution of this Agreement by it will not constitute breach of its articles of association, partnership agreement or other charter documents or any provisions legally binding on it or its obligations under other agreements;

(4)	for an individual Limited Partner, he/she has the full capacity to sign this Agreement under applicable laws;

(5)

before signing this Agreement, it has carefully read this Agreement and consulted its professional consultant (if any), understood the exact meaning of the contents of this Agreement, the characteristics of investment of the Partnership, fully considered its own risk tolerance ability, and will bear all risks in the investments by itself. At the same time, it understands that the past performance of the Executive Partner shall not implicate its future performance;

[1]

Qualified investors of private equity funds refer to entities and individuals with appropriate risk identification ability and risk tolerance ability, with an investment of no less than RMB 1 million in a single private equity fund and meeting the following relevant standards: (1) in case of an entity, with net assets of no less than RMB 10 million; (2) in case of an individual, with financial assets no less than RMB 3 million or average annual income in the last three years no less than RMB 500,000. The financial assets mentioned in the preceding paragraph include but not limited to bank deposits, stocks, bonds, fund shares, asset management schemes, bank financial products, trust schemes, insurance products, and rights and interests in futures.

(6)

it holds the Partnership Interests for its own interests, and such Partnership Interests are not held by other Persons authorized or entrusted by it, or on its behalf, except for cases explicitly disclosed by the Limited Partner in advance and accepted by the General Partner; in such circumstances, any information disclosed and accepted by the General Partner shall not change without the General Partner’s prior consent;

(7)

for an individual Limited Partner, it shall be and remain a Chinese national during the Term of the Partnership; for a non-individual Limited Partner, it shall be and always be a non-foreign-invested enterprise entity established in China in accordance with Chinese laws during the Term of the Partnership;

(8)

if any Portfolio invested by the Partnership believes that the direct or indirect investment by the Limited Partner, its direct or indirect shareholders, partners, ultimate investors, de facto controllers and/or ultimate beneficiaries in the Partnership causes or will cause major or material obstacles to the listing of the Portfolio; or if the supervisory institutions believe that the direct or indirect investment by the Limited Partner, its direct or indirect shareholders, partners, ultimate investors, de facto controllers and/or ultimate beneficiaries in the Partnership causes or will cause major or material obstacles to the filing of the Partnership with the supervisory institutions and/or the liquidation and dissolution of the Partnership, then the General Partner may require such Limited Partner to rectify or withdraw from the Partnership within a reasonable time before the Portfolio applies for listing or the Partnership applies for filing or liquidation/dissolution, or within a reasonable period suggested by the General Partner (which shall be no later than the time limit required in writing by the Portfolio or the intermediaries employed by the Partnership), provided that the rectification plan or exit strategy shall not affect the application for listing of the Portfolio or the completion of filing or liquidation/dissolution of the Partnership at that time subject to the requirements of the General Partner;

(9)

if any Limited Partner fails to meet the above conditions during the Term of the Partnership, the Limited Partner shall promptly notify the General Partner and transfer its Partnership Interests in accordance with the provisions of this Agreement.

10.2	Representations and Warranties of the General Partner

The General Partner hereby represents and warrants that:

(1)	it has carefully read this Agreement and understood the exact meaning of the terns of this Agreement;

(2)	the RMB capital contribution paid to the Partnership is lawful;

(3)

it has adopted valid resolutions and has been duly authorized to sign this Agreement in accordance with its internal procedures, and the person signing this Agreement on its behalf is its legal and duly authorized representative; the execution of this Agreement by it will not constitute breach of its articles of association, any provisions legally binding on it or its obligations under other agreements;

(4)	it holds the Partnership Interests for its own interests, and such Partnership Interests are not held by other Persons authorized or entrusted by it, or on its behalf.

11 Accounting, Reporting, Accounts and Valuation

11.1	Fiscal Year

The General Partner shall, within the legal period, maintain accounting books that comply with the provisions of relevant laws and reflect the transaction items of the Partnership as the basis for submitting financial statements to the Limited Partner. The Partnership shall not establish any accounting books other than the statutory accounting books.

The fiscal year of the Partnership commences from January 1 to December 31 of the calendar year, but the first fiscal year commences from the date of establishment of the Partnership to December 31 of the current year, and the last fiscal year commences from January 1 of the current year to the date of de-registration of the business license of the Partnership.

11.2	Audit and Financial Reports

11.2.1

The General Partner shall, within the legal period, maintain accounting books that comply with relevant laws and regulations and reflect the transaction items of the Partnership and prepare financial statements.

11.2.2	The financial statements of the Partnership shall be audited by a qualified independent audit institution after the end of each fiscal year.

11.2.3

The General Partner shall provide the accounting firm with authentic and complete accounting certificates, accounting books, financial and accounting reports and other accounting materials, and shall not refuse to provide, hide the foregoing or make false reports.

11.2.4	The General Partner shall submit the audited financial report to the Limited Partner within four months after the end of the fiscal year, including but not limited to:

(1)	balance sheet, income statement and cash flow statement;

(2)	the capital account balance of each Partner in the Partnership and the changes thereto in that fiscal year.

11.3	Annual Report, Semi-annual Report and Quarterly Report

As of the establishment of the Partnership, the Fund Manager shall: (1) submit an annual report to all Limited Partners before the end of June each year, including the summary of investment activities of the previous year, the capital custody report and the audited financial statements of the Partnership; (2) submit the semi-annual operation report, the fund custody report and the unaudited semi-annual financial report of the Partnership before the end of September each year; and (3) prepare the quarterly report of the Partnership and submit it to the Limited Partners after being reviewed by the Custodian Bank within forty-five (45) days after the end of each calendar quarter,.

The above reports shall include without limitation information related to the investments of the Partnership, the operation of the Portfolios, the bank custody report, the Capital Contributions of the Partners, the valuation of the Partnership and the income distributions of the Partnership.

11.4	Inspect the Financial and Accounting Books

The Limited Partner may inspect and copy the accounting books of the Partnership in person or by proxy within a reasonable time limit during normal working hours for proper matters related to its Partnership Interests, provided that it shall deliver a written notice to the General Partner at least five (5) Business Days in advance and the inspection shall be no more than two (2) times a year. In exercising the inspection rights under this Article, the Limited Partner shall comply with the confidentiality procedures and rules formulated or updated by the Partnership and/or the General Partner from time to time.

11.5

Notwithstanding Article 11 of this Agreement, based on the consideration of industry practices and trade secrets and the confidentiality requirements of some information, the Partnership may disclose the information after certain technical treatment. In particular, due to the information confidentiality requirements of the Portfolios and/or portfolio companies, some project information shall be disclosed after certain technical treatment in the periodic report of the Partnership, and all the Partners may not understand all details of the Portfolios invested by the Partnership. The Partners hereby confirm and agree that the General Partner shall have the right to conduct certain technical treatment on the information disclosed in the report based on the above requirements.

11.6	Reporting to the AMAC and Information Back up

All Partners agree that the Fund Manager or other information disclosure obligors shall back up the information disclosed by the Partnership in accordance with the provisions of the AMAC. The Fund Manager and the Custodian Bank shall perform the obligations of information reporting in accordance with laws and regulations and the requirements of the CSRC and the AMAC.

All Partners agree that the Fund Manager and other partnership share registration obligors shall handle the backup of partnership share registration data (of all the Partners) of the Partnership in accordance with the provisions of the AMAC.

11.7	Information Disclosure and Notification Method

11.7.1

The Fund Manager may publish the periodic reports and the ad hoc reports of the Partnership and deliver any notice under this Agreement to the Limited Partners through various means such as email and/or fax and/or mobile phone messages, website and/or designated client-end announcement, unless otherwise explicitly provided by the applicable laws and regulations at that time.

11.7.2

For the information backed up by the Fund Manager with the AMAC in accordance with the Administrative Measures for Information Disclosure by Private Investment Funds and the Guidelines No. 2 for the Content and Format of Information Disclosure by Private Investment Funds - Applicable to Private Equity (including Venture Capital) Investment Funds, the Partners can access such information via the private investment funds information disclosure backup system of the AMAC (available at https://pfid.amac.org.cn, hereinafter referred to as the “information disclosure backup system”; for the specific requirements and operation methods of the system, the Partners may check the website of the AMAC); however, sensitive information such as the list of investors and the investment details of the Partnership, as well as custodian reports, fund manager reports, audited financial reports of the Partnership, information disclosure reports signed and sealed by the Fund Manager and other schedules, will not be available in the information disclosure backup system. The Fund Manager shall be responsible for the maintenance and management of the investor inquiry account of the Partnership, including the opening, activation, modification and closing of the investor inquiry account, according to the regulatory requirements as of the filing date of the Partnership.

11.8	Valuation

11.8.1	Valuation purpose

The purpose of valuation of the Partnership’s property is to objectively and accurately reflect the value thereof.

11.8.2	Valuation time

The Fund Manager and the Custodian Bank shall value the Partnership’s property on each valuation day, which shall be the last day of each quarter of the calendar year and the date of product termination (in case falling under holidays, the next Business Day).

11.8.3	Valuation basis

The valuation shall comply with the provisions of this Agreement and relevant laws and regulations. In the absence of relevant provisions in laws and regulations, the valuation shall be handled with reference to the common practices in the industry of private investment funds.

11.8.4	Valuation targets

The valuation targets include the Portfolios’ equity (stock, fund shares), loan under entrustment, principal and interest of bank deposits, as well as other assets and liabilities owned by the Partnership.

11.8.5	Valuation methods

The valuation shall be conducted through the cost approach or other approaches permitted by laws and regulations, which shall be subject to the custody agreement of the Partnership.

11.8.6	Valuation procedures

The Fund Manager shall conduct the valuation according to the valuation time, check the net value of the fund on the valuation date on the T + 10 th Business Days and reconcile with the Custodian Bank.

11.8.7	Handling of valuation errors

If the Fund Manager or the Custodian Bank finds that the valuation of fund assets violates the valuation methods and procedures stipulated in this Agreement and relevant laws and regulations, or fails to fully safeguard the interests of the Partners, such Person shall immediately notify the other to jointly work out the reasons and solve the problem through negotiation.

If the valuation deviation of the fund assets reaches 5% of the net asset value of the Partnership, the Fund Manager and the Custodian Bank shall immediately correct it and report it to the Partners in the periodic report. If the net asset value of the Partnership calculated by the Fund Manager has been reviewed and confirmed by the Custodian Bank, but the Partners have suffered from losses due to asset valuation errors, the Fund Manager and the Custodian Bank shall bear corresponding responsibilities according to their Management Fees and Custodian Fees respectively.

If the information provided by one party is not correct, and the other party cannot identify such errors after taking necessary and reasonable measures, such disclosing party shall be liable for the indemnification of any losses incurred by the Partners due to any calculation errors caused by such information in the valuation of the net asset value of the Partnership, as well as any losses to the Partners due to the subsequent calculation errors in the net asset value of the Partnership on the subsequent trading day.

If the Fund Manager and the Custodian Bank have taken necessary, appropriate and reasonable measures to check but failed to find errors in any information due to the wrong data sent by the manager of a underlying investment target or the stock exchange and its registry, or other force majeure events, the Fund Manager and the Custodian Bank may be exempted from indemnification liabilities for the errors in the valuation of fund assets caused thereby. However, the Fund Manager and the Custodian Bank shall actively take necessary measures to eliminate the impact caused by such valuation errors.

11.8.8	The valuation shall be suspended where:

(1)	the stock exchange related to the Partnership’s investments is suspended from business due to legal holidays or other reasons;

(2)	the Fund Manager and the Custodian Bank are unable to accurately evaluate the fund assets due to force majeure events or other circumstances;

(3)

there is a significant change in the valuation of investment varieties accounting for a considerable proportion of the Partnership’s investments, and the Fund Manager decides to postpone the valuation in order to protect the interests of investors;

(4)	other circumstances recognized by the CSRC.

11.8.9	Determination of the net asset value

The net asset value of the Partnership refers to the product of the total asset value minus the liabilities. The Fund Manager shall be responsible for the calculation of the net asset value of the Partnership, the result of which shall be reviewed by the Custodian Bank.

12 Equity Transfer

12.1	Transfer of the Partnership Interests Held by the Limited Partner

12.1.1

Except for the transfer expressly provided by this Agreement, without the prior consent of the General Partner, the Limited Partner shall not transfer part or all of its Partnership Interests (including but not limited to the rights with respect to Capital Contributions, income and receiving distributions) in any way in any event (including but not limited to the situation where the General Partner neither agrees to the above transfer nor agrees to acquire such interests), including transfer to other Limited Partners or a third party other than the Partners of the Partnership.

12.1.2

If a Limited Partner intends to transfer the Partnership Interests to its Affiliates, it shall notify the General Partner in writing and obtain the consent of the General Partner. The written notice shall specify the Partnership Interests to be transferred and the proposed transfer price. The General Partner may decide whether to approve such written application without the consent of other Partners.

If a Limited Partner transfers the Partnership Interests to its immediate family members (including spouse, parents, children, brothers and sisters, if applicable, the same shall apply to below), it shall submit a written application to the General Partner (together with a notarized proof of kinship), specifying the part of the Partnership Interests to be transferred and the proposed transfer price. The General Partner may decide whether to approve such written application.

12.1.3

If a Limited Partner transfers the Partnership Interests to the General Partner, the General Partner may decide whether to accept such transfer without the consent of other Partners. If the General Partner accepts the transfer, it shall inform all the Partners of such transfer ten (10) days in advance by a written notice.

12.1.4

For the transfer of the Partnership Interests other than those described in Articles 12.1.2 and 12.1.3, if a Limited Partner (the “Transferor”) intends to transfer the Partnership Interests to Persons outside the Partnership, it shall make a “valid application” fulfilling all the following conditions:

(1)	The Transferor shall notify the General Partner and other Limited Partners thirty (30) days in advance and send a transfer request to the General Partner.

(2)	The Transferor shall attach a binding quotation and conditions of the Partnership Interests to be transferred to the General Partner to the transfer request.

(3)

The proposed transferee (the “Proposed Transferee”) shall have submitted to the General Partner a letter of commitment indicating its consent to be bound by this Agreement and to take all obligations of the Transferor, as well as other documents, certificates and information deemed appropriate by the General Partner.

(4)

The Transferor and the Proposed Transferee shall have confirmed in writing that the transfer of the Partnership Interests will not make the Partnership in breach of any provisions of the Partnership Enterprise Law or other relevant laws and regulations, or cause the Partnership to be subject to additional restrictions regarding its business activities; the Transferor or the Proposed Transferee shall have made a written commitment to bear all expenses incurred by the Partnership and the General Partner arising from the transfer.

Notwithstanding the foregoing, the General Partner may, at its sole discretion, waive one or more of the conditions listed in items (1)—(4) above, which shall not affect the General Partner’s determination of such transfer of the Partnership Interests as a “valid application”.

With respect to a valid application concerning transfer of the Partnership Interests, the General Partner shall first decide whether to give consent to such transfer of the Partnership Interests by the Transferor within ten (10) days after receiving the “valid application” from the Transferor. The General Partner may decide whether to approve such transfer without further consent of other Partners.

12.1.5

If the Partnership Interests held by any Limited Partner may be enforced by a court according to laws, the Limited Partner shall notify the General Partner and other Limited Partners within 24 hours after its knowledge of the possible occurrence of such case, and shall ensure that the General Partner and/or its designated third party and other Limited Partners have the right of first refusal under the same conditions.

12.1.6

When the Partnership Interests are being transferred under Articles 12.1.2 to 12.1.5 of this Agreement, all Limited Partners agree that the General Partner shall have the right to enter into a written document agreeing to the relevant transfer of the Partnership Interests with the Proposed Transferee and go through the relevant procedures for the registration of industrial and commercial changes. Other Partners shall provide necessary assistance according to the requirements of the General Partner.

12.2	Transfer of the Partnership Interests Held by the General Partner

12.2.1

Except for the transfers in accordance with the provisions of this Agreement, the General Partner shall not transfer its Partnership Interests in any way in any event. In case of bankruptcy, dissolution or other special circumstances of “deemed withdrawal” under the Partnership Enterprise Law (including the General Partner’s business license being revoked, is ordered to close down, etc.) occurred to the General Partner and transfer of the General Partner’s Partnership Interests becomes necessary, and the transferee undertakes to take all the responsibilities and obligations of the General Partner, then the transfer will be allowed upon the unanimous consent of all Limited Partners. Otherwise, the Partnership shall be dissolved and enter the liquidation procedure.

12.2.2	Notwithstanding the provisions of article 12.2.1 above, the General Partner may independently decide to transfer its Partnership Interests to its Affiliates.

12.3	Pledge of the Partnership Interests

Without the prior written consent of the General Partner, any Limited Partner shall not pledge any of its Partnership Interests. Without the consent of the Investment Advisory Committee, the General Partner shall not pledge any of its Partnership Interests.

13 Withdraw from the Partnership

13.1	The Limited Partners’ Withdrawal from the Partnership

13.1.1

A Limited Partner may withdraw from the Partnership by transferring its Partnership Interests to Affiliates with the written consent of the General Partner in accordance with this Agreement. Except for the foregoing, a Limited Partner shall not propose to withdraw from the Partnership or recover its Capital Contributions in advance.

13.1.2

The General Partner may compel any Limited Partner who fails to make capital contributions as agreed or to fulfill the cooperation obligations under Article 4.2 to withdraw from the Partnership in accordance with this Agreement. If the General Partner requests the Limited Partner who fails to make capital contributions as agreed or to fulfill the cooperation obligation under Article 4.2 to withdraw from the Partnership, the Partners’ Meeting shall approve such request.

13.1.3	A Limited Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any of the following circumstances:

(1)	the Limited Partner’s business license is revoked, or the Limited Partner is ordered to close down or declared bankrupt according to law;

(2)	all the Partnership Interests held by the Limited Partner have been executed by the court;

(3)	the Limited Partner, in case of an individual, deceases or is declared deceased according to law;

(4)	other circumstances of deemed withdrawal under the provisions of the Partnership Enterprise Law.

When any Limited Partner withdraws from the Partnership in accordance with the above provisions, the Partnership shall not be dissolved as a result. Other Limited Partners and the General Partner shall be entitled to and exercise the right of first refusal with reference to Article 12.1.5 of this Agreement; if other Limited Partners and the General Partner waive the right of first refusal, the Fund Manager may distribute the Partnership Interests of the Partner deemed withdrawn among other Partners according to the proportion of their Capital Contributions, or admit a new Limited Partner to take the Partnership Interests of such Partner, or reduce the Total Capital Commitment of the Partnership accordingly.

If the General Partner decides to reduce the Total Capital Commitment of the Partnership accordingly, the returned property share shall be calculated based on: the net value of the Partnership at the time of withdrawal in proportion to the Capital Contributions of the Limited Partner withdrawn, among which the net value of the Portfolios not monetized by the Partnership shall be calculated according to the costs at the time of the investment.

13.1.4

If the General Partner believes that the monetization of the investments of the Partnership will cause losses including anticipated interests to other Partners of the Partnership, the General Partner may refuse to monetize the investments of the Partnership and postpone distributions until monetization.

13.1.5

If the Partnership suffers from any investment or withdrawal restrictions, losses, expenses, liabilities or claims arising out of any Limited Partner’s breach of the representations and warranties under Article 10.1, the General Partner may require the Limited Partner to transfer its Partnership Interests to the qualified investors designated by the Limited Partner or to the qualified investors designated by the General Partner at a reasonable price accepted by the General Partner. In the absence of such qualified investors, the General Partner may decide that the Partnership shall return the property to the Limited Partner in cash according to the lower of the following, and the Limited Partner shall withdraw from the Limited Partnership: (1) the sum of the unused part of the Capital Contributions of the Limited Partner and the Investment Principal apportioned by the Limited Partner for the Portfolio Investment that have been invested but not returned; or (2) the value of the Partnership Interests held by it evaluated and confirmed by a third-party evaluation agency. For the purpose of this Article, qualified investors refer to investors who meet the representations and warranties under Article 10.1 and whose acquisition of the Partnership Interests will not make the Partnership in breach of the Partnership Enterprise Law or other applicable laws and regulations.

13.1.6

If the withdrawn Partner is liable for any breach of this Agreement or indemnification to the Partnership and/or other Partners, the General Partner may deduct the indemnification amount payable by the withdrawn Partner from the property to be turned to it.

13.2	The General Partner’s Withdrawal from the Partnership

13.2.1

The General Partner hereby undertakes that, unless otherwise expressly agreed in this Agreement, the General Partner shall always perform its duties hereunder until the dissolution or liquidation of the Partnership in accordance with this Agreement; the Parties further agree that, with the unanimous consent of all the Partners, the General Partner may transfer its Partnership Interests to a third party designated by it and then withdraw from the Partnership. After withdrawal from the Partnership, the general partner of the Partnership shall be assumed by the substitute general partner without further approval by the Partners’ Meeting.

All Partners of the Partnership agree to such arrangements by signing this Agreement. In case of transfer of the Partnership Interests and/or withdrawal from the Partnership by the General Partner, each Partner undertakes to unconditionally cooperate with the signing of relevant documents for the changes and the handling of relevant industrial and commercial change registration procedures (if necessary).

13.2.2	The General Partner shall be deemed to have withdrawn from the Partnership in case any of the following circumstances:

(1)	the General Partner’s business license is revoked, or the General Partner is ordered to close down or declared bankrupt according to law;

(2)	the Partnership Interests held by it are executed by the court;

(3)	other circumstances of deemed withdrawal under the provisions of the Partnership Enterprise Law.

If the General Partner is subject to the “deemed withdrawal” in accordance with the above provisions, unless the Partnership immediately accepts a new general partner and appoints such Person as the Executive Partner of the Partnership, the Partnership shall enter into liquidation procedures in accordance with the law.

13.3	Removal and Replacement of the Executive Partner

13.3.1

If the Partnership suffers from material damages due to intentional act or gross negligence of the Executive Partner (the term “material damages” refers to the losses exceeding 50% of the Total Capital Commitment of the Partnership, except for the normal business risks and losses of the Portfolios invested by the Partnership), or the Executive Partner fails to fulfill the obligation of capital contribution, or the Partnership is unable to pay or settle material debts and liabilities due to the Executive Partner’s misconduct in the execution of partnership affairs, the Partnership may remove the Executive Partner. The removed Executive Partner shall still be jointly and severally liable for the losses and debts of the Partnership caused by it during its tenure as the Executive Partner.

13.3.2	The removal of the Executive Partner shall be subject to all the following procedures:

(1)

a Limited Partner proposes the removal of the Executive Partner and submits to the Partnership sufficient evidence proving that the Executive Partner falls under the situations described in Article 13.3.1. For the avoidance of doubt, if the Limited Partner is unable to submit sufficient evidence, such removal proposal shall be invalid; and

(2)	the Partnership may make a resolution to remove the Executive Partner with the unanimous consent of all Limited Partners; and

(3)

in case of any dispute between the General Partner and the Limited Partner on the removal of the Executive Partner, it shall be handled in accordance with the dispute resolution mechanism specified in Article 16.2 of this Agreement.

13.3.3

If the Partnership fails to make a resolution for the admission of a new Executive Partner on or prior to the removal of the Executive Partner, the Partnership shall enter into the liquidation procedures.

13.3.4

As of the date of completion of the procedures described in Articles 13.3.2 and 13.3.3, the Executive Partner shall withdraw from the Partnership, stop the execution of partnership affairs, and hand over its work to the new Executive Partner approved by the Partners’ Meeting.

14 Inheritance or Succession

14.1

If any Limited Partner, in case of an individual, deceases, is declared deceased according to law, or if any Limited Partner, in case of a legal person or other organization, is terminated, with the approval of the General Partner, its inheritor or successor may obtain the position of the Limited Partner in the Partnership according to law. However, if there are two or more inheritors or successors, such inheritors or successors shall determine one of them to act as the Limited Partner of the Partnership through negotiation or other means. Without such determination, no inheritor or successor shall become a Limited Partner of the Partnership. If the Partnership distributes income in the absence of such determination, the rights and interests of the former Limited Partner shall be deposited in the account designated by the General Partner, and the payment shall be made after the inheritor or successor of the Limited Partner is determined.

14.2	The Partnership shall return the property share of a Limited Partner to its inheritor or successor under any of the following circumstances:

(1)	Where the inheritor is unwilling to become a Limited Partner of the Partnership.

(2)	Where the inheritor is a person without or with limited civil capacity.

(3)	Other circumstances where the inheritor cannot serve as a Limited Partner of the Partnership as provided in this Agreement.

The calculation of the returned property share shall be based on the provisions of Article 13.1.3 and subject to the provisions of Articles 13.1.4 and 13.1.5.

In case of a merger or division of a Limited Partner of the Partnership, the inheritance of its share of the Partnership and the corresponding rights and obligations under this Agreement shall be handled in accordance with the Company Law of the People’s Republic of China and other relevant laws and regulations.

14.3

In case of any circumstance in Articles 14.1 and 14.2, all Limited Partners agree that the General Partner shall have the authority to sign relevant legal documents and/or on behalf of the Limited Partners to handle industrial and commercial registration and other procedures for changes for the Partnership, and other Partners shall provide necessary assistance according to the requirements of the General Partner.

15 Liabilities

15.1

With respect to any breach of this Agreement by any Partner, it shall be responsible for the relevant liabilities for such breach according to law or in accordance with this Agreement. For the avoidance of doubt, if the General Partner breaches any obligations under this Agreement in the execution of the Partnership’s affairs, or take the interests that belong to the Partnership as its own, or misappropriates the Partnership’s property by other means, the General Partner shall return the interests and property to the Partnership and pay royalties, and shall be liable for such breach for the Limited Partners in accordance with this Agreement; if losses are caused to the Partnership or other Partners, it shall also compensate all relevant losses and additional expenses incurred by the Partnership or other Partners.

15.2	If a Partner fails to make capital contribution within the agreed time limit, it shall be held liable in accordance with Article 3.3 of this Agreement.

15.3

If this Agreement cannot be performed or fully performed due to one party’s breach of this Agreement, the breaching party shall be responsible for such breach; in case of breach of this Agreement by several parties, each party shall bear its own liability for breach of this Agreement according to the actual situation.

16 Governing Law and Dispute Resolution

16.1	Governing Law

This Agreement shall be governed by the laws of the PRC.

16.2	Dispute Resolution

All disputes arising from and in connection with this Agreement shall be first settled through negotiation between the Parties in good faith. If the disputes cannot be resolved through negotiation, the Parties shall submit the disputes to the Shenzhen Court of International Arbitration (Shenzhen Arbitration Commission) for arbitration in Shenzhen in accordance with its arbitration rules then in force. The arbitral proceedings shall be conducted in Chinese language. The arbitral tribunal shall be composed of three arbitrators. The applicant and the respondent shall each appoint one arbitrator, and the third arbitrator shall be appointed by the arbitration institution and serve as the chief arbitrator. All arbitration costs (including but not limited to arbitration fees, arbitrators’ fees and legal fees and expenses) shall be borne by the losing party, unless otherwise determined by the arbitral tribunal. The arbitral award shall be final and binding on the relevant parties.

17 Dissolution and Liquidation

17.1	Dissolution

The Partnership shall be dissolved under any of the following circumstances:

(1)	Where the Term of the Partnership expires and will not be extended;

(2)	Where the number of Partners fails to reach the mandatory quorum for thirty (30) days;

(3)	Where the Executive Partner withdraws from the Partnership or is removed, and the Partnership has not accept a new Executive Partner;

(4)	Where the Fund Manager decides to terminate the Partnership in advance according to this Agreement, or the General Partner proposes the same which is passed by all the Partners;

(5)	Where the business license of the Partnership is revoked;

(6)	Where the Partnership will not make any investment according to this Agreement, and disposals of all Portfolio Investments have been completed; or

(7)	Other circumstances for dissolution stipulated in the Partnership Enterprise Law and this Agreement.

17.2	Liquidation

17.2.1

If the Partnership is dissolved, liquidation shall be started within thirty (30) days from the date of dissolution, and the liquidator shall notify all the Partners in writing of the liquidation date, etc.

17.2.2

The liquidator shall be the General Partner, unless otherwise required by the Partners representing more than two-thirds (2/3) of the voting rights, and such other person so appointed shall be qualified to serve as the liquidator.

After determining the liquidator, all unrealized investments of the Partnership shall be managed by the liquidator. However, if the liquidator is not the General Partner, the General Partner shall be obliged to help the liquidator monetize the un unrealized returned investments, and the Partnership shall no longer pay Management Fees during the liquidation period.

17.2.3

During the liquidation of the Partnership, if the General Partner acts as the liquidator, the General Partner shall try its best to monetize the investments of the Partnership and cause the Partnership to distribute its remaining assets to the Limited Partners only in cash. For the avoidance of doubt, the General Partner shall not undertake the obligation of repurchase or cash compensation for the unrealized investments of the Partnership under any circumstances.

17.3	Distribution Order at Liquidation

17.3.1	When the Partnership expires or terminates for liquidation, the Partnership’s properties shall be liquidated and distributed in the following order:

(1)	Paying liquidation expenses;

(2)	Paying employees’ wages, social insurance premiums and statutory compensation;

(3)	Paying taxes payable;

(4)	Paying off the debts of the Partnership;

(5)	Paying the Partnership Expenses specified in Article 6.1.1;

(6)	Making distributions in accordance with the provisions of Articles 9.2 and 9.3.

17.3.2

If the properties of the Partnership are insufficient to pay off the debts of the Partnership, the General Partner shall bear unlimited joint and several liability to the creditors. Within thirty (30) Business Days after the liquidation, the General Partner shall assist the liquidator in preparing the liquidation report. The liquidator shall submit a liquidation report to the Partnership’s registration authority according to law and apply for the de-registration of the Partnership.

18 Miscellaneous

18.1	Notice

18.1.1

Any notice, request or information under this Agreement shall be in writing, delivered by hand or express delivery, registered mail, airmail, email, fax or publicized on the official website of the Fund Manager, or sent to the addresses listed in Schedule II to this Agreement. Any Limited Partner may change its contact information at any time by giving written notice to the Partnership and the General Partner. Any Partner may change its address at any time by giving ten (10) days’ notice to the Partnership and other Partners, and such change shall not constitute an amendment to this Agreement.

18.1.2	Unless there is evidence that any notice has been received in advance, :

(1)	in case of delivery by hand or express (through SF Express or EMS only), the notice shall be deemed to have been delivered when it is delivered to the address mentioned in Article 18.1.1 and accepted;

(2)	in case of delivery by registered mail with postage prepaid, the notice shall be deemed to have been delivered when it is mailed to the address mentioned in Article 18.1.1 and accepted;

(3)	In case of delivery by airmail (for cross-border delivery only), the notice shall be deemed to have been delivered when it is mailed to the address mentioned in Article 18.1.1 and accepted;

(4)

In case of delivery by fax, the notice shall be deemed to have been delivered when it is sent to the recipient’s fax number mentioned in Article 18.1.1 and the sender’s fax machine records the transmission confirmation;

(5)	In case of delivery by email, the notice shall be deemed to have been delivered when the email reaches the other party’s server;

(6)

In case of delivery by short message, website and/or designated client-end announcement, the notice shall be deemed to have been delivered when the Fund Manager sends it successfully or posts it on the Internet.

18.2	Force Majeure

18.2.1

The term “force majeure” refers to all events occurring after the signing of this Agreement, unforeseeable at the time of signing this Agreement, whose occurrence or consequences cannot be avoided or overcome, and preventing either party from performing all or part of this Agreement. The above events include earthquakes, typhoons, floods, fires, wars, international or national transportation interruptions, acts of governments or public institutions (including major law changes or policy adjustments), epidemics, civil unrest, strikes, and other events recognized as force majeure by general international business practices. A party’s lack of funds shall not be a force majeure event.

18.2.2

If a force majeure event occurs and affects a party’s performance of its obligations under this Agreement, the performance shall be suspended within the postponed period caused by the force majeure event and such postponed performance shall not be deemed as a breach of this Agreement. The party claiming the occurrence of any force majeure event shall promptly notify the other party in writing and provide sufficient evidence to prove the occurrence and continuation of force majeure event within fifteen (15) days thereafter.

18.2.3	In case of a force majeure event, the Partners shall immediately negotiate with each other for a fair solution, and shall make all reasonable efforts to minimize the consequences thereof.

18.3	Schedules

As an integral part of this Agreement, the Schedules to this Agreement shall have the same legal effect as this Agreement.

18.4	Headings

The headings of each part of this Agreement are only for the convenience of indexing, and shall not constitute a definition, limitation or expansion of this Agreement and the terms hereof.

18.5	Short Version

The Parties agree that for the purpose of handling industrial and commercial registration and/or other relevant regulatory registration/filing procedures, the Parties may sign a short version of this Agreement (the “short version”) at the same time of, before or after the signing of this Agreement, which shall be submitted for industrial and commercial registration in accordance with the provisions of relevant laws and regulations and the requirements of the administrative department for industry and commerce. If such short version is inconsistent with any provisions of this Agreement, this Agreement filed with the AMAC shall prevail, but the amount and proportion of the Partners’ Capital Contributions and relevant facts in the short version shall be consistent with the actual Capital Contributions to the Partnership at that time. The Parties also agree that the Partnership may disclose relevant information in the above short version as appropriate, but no Partner shall refuse to perform its obligations under this Agreement or claim any rights other than those specified in this Agreement to the Partnership and other Partners.

For the avoidance of doubt, the Parties agree that the short version shall be only used for the industrial and commercial registration and/or other relevant regulatory registration/filing procedures, and shall not be the basis for claiming any rights or interests for any party.

18.6	Severability and Amendment

If any provision of this Agreement or its application to any person or situation is found invalid, the validity of the remaining provisions or their application to other persons or situations shall not be affected.

All Partners acknowledge and agree that the General Partner can amend this Agreement in the following ways:

(1)	When the amendment has a material adverse impact on the economic or legal rights of a Limited Partner or a type of Limited Partners, the consent of such Limited Partners shall be obtained;

(2)

When the amendment does not have a material adverse impact on the economic or legal rights of the Limited Partners (including but not limited to the adjustment to Management Fees borne by and performance bonus of some Partners), the General Partner can make the amendment at its discretion.

All Limited Partners further acknowledge and agree that for the amendment of matters agreed in this Agreement that the General Partner may decide at its discretion, as well as all enterprise registration/change registration documents of the Partnership, the General Partner may directly sign the relevant documents on behalf of all Limited Partners to the extent permitted by laws and regulations, and the methods for amendment include but are not limited to modifying the relevant terms of this Agreement, entering into supplementary agreements or other similar legal documents with relevant Partners. The execution of this Agreement by all Limited Partners represents their recognition of such amendments and will cooperate with the arrangements or requirements by the General Partner under this Article; for any amendment of this Agreement related to matters that shall be approved by the Partners, the General Partner may sign on behalf of all Limited Partners based on the evidence showing the relevant voting results of the Partners, and the Limited Partners shall cooperate therewith; for any amendment of this Agreement that shall be approved by one Limited Partner or a group of certain Limited Partners to the extent permitted by laws and regulations, the General Partner may sign on behalf of all the Partners with the prior written consent of such Limited Partners, and all the Partners shall cooperate therewith.

18.7	Confidentiality

The “Confidential Information” in this Agreement shall include the fact that the Parties are negotiating any transaction related to this Agreement, the terms and conditions provided by any party on this transaction, the information contained in or related to this Agreement, any intellectual property rights, operation information, business information and other information marked with “confidential” or other similar warning words by either party or its Affiliates in the schedule or preface, and any other information expressly notified by either party or its Affiliates to the other party of the confidential nature thereof; however, the Confidential Information shall not include (1) the information independently obtained by the receiving party without violating any laws and regulations or any rights of the other party before the party receives the Confidential Information (the “receiving party”) from the party disclosing the Confidential Information (the “disclosing party”) in accordance with the terms of this Agreement; (2) the information obtained by the receiving party before it learns from the disclosing party in accordance with the terms of this Agreement and, to the knowledge of the receiving party, it is not subject to other confidentiality obligations; (3) the information known to the public not due to the fault of the receiving party after the signing of this Agreement; or (4) information obtained by the receiving party from a third party in a manner that does not violate the confidentiality obligation. During the period when the Parties have a dispute over the nature of a certain information, the Parties shall treat such information as Confidential Information.

The receiving party shall take measures to keep confidential the Confidential Information. The degree of confidentiality of such measures shall neither be lower than that of the measures taken by the receiving party to protect its own Confidential Information, nor lower than the reasonable degree of confidentiality in the market at any time. Without the prior written consent of the disclosing party, the receiving party shall not disclose any Confidential Information to any third party (including any Affiliate). However, this Article does not prohibit the receiving party from disclosing the Confidential Information under the following circumstances:

(1)	Where the disclosure of Confidential Information is required by laws, regulations, rules of stock exchanges, tax authorities, government authorities, courts or arbitration institutions;

(2)

Where the disclosure is made to other legally qualified legal, asset evaluation and/or tax advisors for the performance of this Agreement, provided that such professional consultants shall bear the confidentiality obligations at a standard not lower than the confidentiality obligations imposed on the receiving party by this Article;

(3)	Where the General Partner agrees to disclose the Confidential Information to the subject designated by the Limited Partners.

18.8	Risk Tolerance

Before signing this Agreement, the Parties hereto have consulted their professional consultants on the investment nature and commercial risks of the Partnership, and have fully understood all kinds of risks of the Partnership and the terms of this Agreement (especially, but not limited to, Article 9 hereof).

All Limited Partners hereby acknowledge and agree that neither the General Partner/the Fund Manager nor the Partnership is obligated to guarantee fixed returns and/or guaranteed minimum returns from the investment in the Partnership to the Limited Partner. Moreover, no provision in this Agreement shall stipulate or promise that a Limited Partner can obtain fixed or guaranteed minimum returns on the amount and time of its actual investment in the Partnership.

18.9	Waiver

The failure or delay of any Partner in exercising any right, power or privilege under this Agreement shall not be deemed to be a waiver of such right, power or privilege, and any individual or partial exercise of any right, power or privilege shall not exclude any other or further exercise of such right, power or privilege or any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and shall not exclude any other rights and remedies provided by law.

18.10	Counterparts

This Agreement is executed in a number of counterparts, including one (1) copy for each Partner, with the rest filed with the Partnership and kept by the General Partner, and all copies are equally authentic.

18.11	Entry into Force

Upon the recognition by the Fund Manager of any Limited Partner’s execution of this Agreement, this Agreement shall be binding upon such Limited Partner; all subjects signing this Agreement shall be deemed to have joined this Agreement and be bound by this Agreement when this Agreement is signed by the first Limited Partner. At the same time, the Limited Partners shall effectively sign this Agreement, the subscription agreement and other documents (if any) required by the Fund Manager in accordance with the requirements of the Fund Manager. The above documents as a whole shall constitute legally binding documents for the Partners.

No party hereto shall change and/or rescind this Agreement without consensus or under the circumstances specified in laws and regulations and this Agreement. Any change and/or rescission of this Agreement must be made in writing by the Parties. For the avoidance of doubt, Article 5.9 (Disclaimer and Indemnification), Article 15 (Liabilities), Article 16 (Governing Law and Dispute Resolution) and Article 18.7 (Confidentiality) of this Agreement shall survive the termination of this Agreement and the dissolution/liquidation of the Partnership.

If any Limited Partner fails to sign this Agreement, other Limited Partners signed this Agreement which is recognized by the Fund Manager hereby authorize the General Partner to modify the terms and contents closely related to this Agreement (including but not limited to the Total Capital Commitment to the Partnership and the percentage of Capital Contributions of each Partner).

This Agreement sets a 24-hour investment cooling off period for each Limited Partner, commencing from the date of signing this Agreement by the Limited Partner. Upon expiry of the investment cooling off period, the General Partner shall pay a return visit to the Limited Partner for confirmation (the term “return visit” refers to the behavior that the fundraising institution instructs its personnel other than those engaged in the fund sales and promotion business to re-visit the investors who have signed this Agreement by recording telephone, email, letter and other appropriate means upon expiry of the investment cooling off period). The contents of the return visit shall be subject to those specified in the relevant provisions then in force issued by the AMAC. The investors may rescind this Agreement prior to the completion of return visit. For the avoidance of doubt, before the AMAC announces the official application of the return visit system, the Fund Manager of the Partnership shall not conduct the return visit procedure, and the provisions on return visit agreed in this Agreement shall not be applicable. During the Term of the Partnership, if the AMAC announces the official application of the return visit system, before the application of the terms related to the return visit hereunder according to the requirements of the AMAC (the specific application time, conditions, circumstances and other relevant matters shall be subject to the notice of the AMAC), a Limited Partner may rescind this Agreement and cease to be a Limited Partner of the Partnership.

18.12	Consistency

In case of any conflict between this Agreement and other agreements or documents reached between the Parties, this Agreement shall prevail. If there are multiple versions of this Agreement and the contents thereof conflict with each other, the version filed with the AMAC shall prevail.

18.13	Anti-commercial Bribery

The parties signing the contract with the General Partner/the Fund Manager shall carefully read this Article and agree to sign with the General Partner/the Fund Manager and abide by the following anti-commercial bribery clause:

(1)

The Parties understand and are willing to strictly abide by the laws and regulations of the PRC on anti-commercial bribery. The Parties understand that bribery and corruption in any form will violate and be severely punished by law.

(2)

No party shall solicit, receive, provide or offer any benefits other than those stipulated in the contract from the other party or the handling personnel of the other party or other relevant personnel, including but not limited to explicit kickbacks, implicit kickbacks, cash, shopping cards, physical objects, securities, touring or other non-physical benefits; however, if such benefits are of an industry or common practice nature, they must be explicitly provided in the contract.

(3)

The General Partner/the Fund Manager strictly prohibits any commercial bribery of its personnel. Any of the acts listed in paragraph (2) of this Article committed by the personnel of the General Partner/the Fund Manager shall be a violation of the company system and will be punished by the company system and the national laws.

(4)

The General Partner/the Fund Manager solemnly reminds that: the General Partner/the Fund Manager prohibits any party or the personnel of any party from committing any of the acts listed in paragraph (2) of this Article with any third party for the purpose of this Agreement. Such acts violate and will be punished by laws.

(5)	If one party or the personnel of one party breaches any provisions of the above paragraphs (2), (3), and (4), which causes losses to the other party, such defaulting party shall be liable for damages.

(6)

The expression “other relevant personnel” mentioned in this Article refers to persons who have direct or indirect interests in a contract other than the personnel of each party, including but not limited to the relatives and friends of the personnel.

18.14	Anti-false Advertising

The Parties understand and are willing to strictly abide by the provisions of the Copyright Law, the Trademark Law, the Patent Law, the Anti-unfair Competition Law, the Civil Code, the Advertising Law and other relevant laws of the PRC. The Parties have the right to use or advertise the matters agreed in this Agreement in a fact-based and reasonable manner within the agreed scope, provided however that, it shall not involve the Confidential Information. To avoid the risks of trademark infringement and improper advertising, the Parties agree that it must obtain the prior written approval of the other party before using the other party’s trademark, brand and enterprise name for advertising. The Parties hereby undertake to actively respond to the other party’s application for reasonable use or advertising in respect of cooperation matters. The Parties acknowledge that the use of trademark, brand and enterprise name of the other party for commercial advertising without the prior written consent of the other party, the fabrication of cooperation matters, the exaggeration of the scope, content, effect, scale and degree of cooperation, etc. is a violation of this Agreement and may constitute unfair competition due to false advertising. The non-breaching party or the infringed party will reserve the right to hold the breaching party legally liable.

(Intentionally left blank; Signature pages and Schedules of this Agreement to follow)

(Signature page of the Limited Partnership Agreement of Guangzhou Ping An Consumption Equity Investment Partnership (Limited Partnership))

General Partner/Executive Partner: Ping An Capital Co., Ltd. (Official Seal)

Legal/Authorized Representative (Signature): /s/Authorized Representative

Notes:

In case of an individual, please write your full name neatly and sign.

In case of a non-individual, please write the name neatly, affix the official seal, and sign by the legal or authorized representative.

Signing Date:

(Signature page of the Limited Partnership Agreement of Guangzhou Ping An Consumption Equity Investment Partnership (Limited Partnership))

Limited Partner: (signature in case of an individual or signature and seal in case of an entity) Tianjin Autohome Software Co., Ltd.

Legal/Authorized Representative (Signature): /s/ Authorized Representative

Notes:

In case of an individual, please write your full name neatly and sign.

In case of a non-individual, please write the name neatly, affix the official seal, and sign by the legal or authorized representative.

Signing Date: January 4, 2022

[Signature pages for other limited partners omitted]

Schedule I Partners and Capital Commitments

General Partner Name	Unified Social Credit Code	Domicile	Capital Commitment (RMB’0000)
Ping An Capital Co., Ltd.	91310000MA1FL3AE3W	Room 302H6, No. 99, Huangpu Road, Hongkou District, Shanghai	100
Limited Partner Name	Unified Social Credit Code	Domicile	Capital Commitment (RMB’0000)
Tianjin Autohome Software Co., Ltd.	91120116MA06FHKD45	Room 209, Floor 2, Area C, Animation Building, No. 126, Animation Middle Road, Tianjin Eco City (Trusteeship No. 979, Tianjin Haobang Business Secretary Co., Ltd.)	40,000
[***]	[***]	[***]	[***]
Total			[***]

Schedule II Notice Information of the Partnership, the Partners and the Fund Manager